[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

MASTER AGREEMENT  BETWEEN WELLPOINT, INC. AND SUPPLIER
AGREEMENT NUMBER:

This Master Agreement, by and between WELLPOINT, INC., an Indiana corporation, on behalf of itself and its affiliates (“WellPoint”), and Chordiant Software, Inc., a Delaware corporation, (“Supplier”), is entered into as of June 15, 2007, (the “Effective Date”), including any Exhibits and/or Statements of Work, which together form the Agreement between the Parties.

In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the terms and conditions contained in this Master Agreement.

A.STANDARD TERMS AND CONDITIONS

1.	DEFINITIONS; CONSTRUCTION.

1.1
“Affiliate” means any entity controlling or controlled by or under common control with a Party , at the time of execution of the Agreement and any time thereafter, where “control” is defined as the ownership of at least fifty percent (50%) of the equity or beneficial interest of such entity, and any other entity with respect to which such Party has significant management or operational responsibility (even though such Party may own less than fifty percent (50%) of the equity of such entity).

1.2
“Agreement” means (a) this “Master Agreement” (“Master Agreement”), (b) any other Exhibits in effect and included in the Agreement between the Parties as set forth in Section B.1 and (c) any Statement of Work that is entered into and signed by both Parties pursuant to a particular Exhibit, as well as any Exhibit or Statement of Work entered into subsequent to the Effective Date of the Agreement.

1.3
“Deliverables” is a subset category of Products and shall mean those Products for which title and ownership passes to WellPoint, and which are described in a specific Exhibit, Statement of Work, or attachment thereto.  The term “Deliverables” includes anything that is developed and customized specifically for WellPoint, in which case it may constitute “Works” as agreed to by the Parties.  If the Agreement includes provision of “Works” by Supplier to WellPoint, the term “Deliverables” shall be construed as including such “Works”.

1.4	“Documentation” shall mean all manuals, descriptions, instructions or other materials describing the operation, maintenance, functionality and use of the Deliverables.

1.5
“Exhibit” or “Exhibits” shall mean any and all Exhibits in effect between the Parties as set forth in Section B.1 herein (or otherwise entered into in a writing signed by both Parties if entered into subsequent to the Effective Date).

1.6	“Master Agreement” means this document.

1.7	“Party” means WellPoint or Supplier; “Parties” means WellPoint and Supplier.

1.8
“Product” shall mean all software, licenses, materials, systems, and/or processes, as applicable, provided by Supplier and delivered or made accessible to WellPoint for WellPoint’s use or benefit as identified in an Exhibit or Statement of Work, as applicable, but excluding any Services.  The term Product also includes Deliverables if the Agreement includes any Deliverable to be provided by Supplier to WellPoint (including any Deliverable that constitutes “Works”).

1.9
“Software” means the software referenced in a particular Order Schedule and distributed by Supplier for which WellPoint is granted a license pursuant to this Agreement.  Software is a subset of Products.

1.10	“Receipt” shall have the meaning ascribed to such term in Section 15.8 (Notices).

1.11
“Services” shall mean all services performed by Supplier, if any, under this Agreement and, where applicable, shall be identified with particularity in each Exhibit and/or Statement of Work relating to such Services, but excluding Products.

1.12
 “Works” shall mean all work product and related documentation, in whatever stage of completion, if any, created in connection with and during the performance of this Agreement, and shall be identified as such and with particularity in the appropriate Exhibit and/or Statement of Work relating to such Works.  Works is a subset of Products.

1.13
Each Exhibit and Statement of Work, as applicable, is an independent obligation of the Parties, and each Exhibit and Statement of Work if not entered into as of the Effective Date shall commence as of the commencement date set forth in (or if not specified, as of the date last set forth in the signature area of the) relevant Exhibit and/or Statement of Work.  The definitions contained in this Master Agreement and the provisions of each Exhibit in effect between the Parties shall apply to each Exhibit.  To the extent that any conflict arises between an Exhibit and any of the Statements of Work, the provisions of the Exhibit shall prevail.

1.14
Each Party agrees to perform the obligations and provide the rights and benefits set forth in each Exhibit entered into under this Agreement.  Each Party acknowledges that it may take advantage of any rights granted to it under the Agreement.

2.	INVOICING AND PAYMENT; AUDIT.

2.1	Overview

2.1.1
Supplier shall invoice WellPoint for the fees and expenses set forth in each Exhibit and/or Statement of Work, as applicable.  Except for the fees (“Fees”) and expenses agreed to in an applicable Exhibit and/or Statement of Work and not otherwise incurred in violation of this Agreement, no other amounts shall be charged by Supplier or payable by WellPoint.  Each such invoice shall contain sufficient detail to allow WellPoint to identify all products sold or licensed, all services rendered and any equipment provided to WellPoint.  Supplier shall submit invoices no later than 90 days from the end of the month to which the Product or Service relates and WellPoint shall not be responsible for any invoices submitted beyond the foregoing time frame. WellPoint shall pay undisputed fees and expenses within thirty (30) days of receipt of a proper invoice.  All fees shall be non-cancelable and the sums paid non-refundable, except as provided in Section 11.4.1 below. All invoices shall reference the Agreement Number shown on the Master Agreement and shall include any WellPoint-provided purchase order number.  Invoices shall be sent to:

WellPoint, Inc., Attn: Accounts Payable, Mail Point OH41-B 263, 1351, William Howard Taft Road, Cincinnati, OH 45206

All payments made by WellPoint shall be in U.S. Dollars and directed to:

Chordiant Software Inc.
P.O. Box [ * ]
San Jose, CA [ * ]

Or wire to:

Comerica Bank
Chordiant Software, Inc.
Account#: [ * ]
Routing #: [ * ]

2.2	Procurement Process Technology

2.2.1
WellPoint uses an automated procurement system and may, from time to time, use a third party to administer its procurement system. Upon WellPoint’s request, Supplier shall use such procurement process and shall cooperate with any such third party in setting up access to such procurement system, even if Supplier is required to pay a reasonable fee to such third party for use of such automated procurement system.

2.3	Audit

2.3.1
Supplier shall maintain complete, accurate and detailed records regarding all amounts charged to WellPoint under this Agreement.  Supplier shall retain such records for no less than three (3) years from date of the invoice for such amount charged.  Supplier shall allow WellPoint and its authorized representatives to inspect and conduct audits on such records during normal business hours upon five (5) business days written notice.  If discrepancies or questions arise with respect to such records, Supplier shall preserve such records until an agreement is reached with WellPoint regarding their disposition.  Except as provided for herein, each party shall bear its own costs (including internal research and personnel time, duplication costs, and the professional fees and expenses of authorized outside representatives and agents). If an audit reveals that Supplier overcharged WellPoint, Supplier shall promptly reimburse WellPoint in full for such overcharge(s).  If an audit reveals that Supplier undercharged WellPoint, Supplier shall invoice WellPoint in full for such undercharge(s) which WellPoint shall promptly pay; any over or underpayments shall be based on the rates set forth in the applicable Order Schedule or Statement of Work for the audited Product or Service, not any Supplier’s current list price for same.  If an audit reveals a variance of more than ten percent (10%) from any logically or readily identifiable component of a Service or Products (as examples for illustrative purposes only: such as a greater than an agreed upon hourly rate for one or more personnel providing services, billing in excess of actual hours worked, miscalculation of actual of supplies consumed, etc.), the party paying the true-up payment under this section shall also promptly reimburse the other party for its reasonable audit expenses incurred in connection with such audit.

2.4	Expenses

2.4.1
Except as set forth in the applicable Exhibit or a Statement of Work, or where expenses are a fixed amount or included in Fees, WellPoint shall reimburse Supplier only for those expenses that are in incurred by Supplier in accordance with Exhibit EX (which WellPoint may revise from time to time), consisting of WellPoint’s then current Supplier Reimbursable Expense Guideline.  Except as set forth in the applicable Exhibit or Statement of Work, in the event that Supplier’s expenses for domestic travel, lodging and other reimbursable expenses in any given month reach an amount in excess of [ * ] of the maximum fees set forth in the applicable Exhibit or Statement of Work, WellPoint shall have no obligation to reimburse any further domestic or any international expenses  unless such expenses are approved by WellPoint in advance and in writing.  In the event expenses are not a fixed amount or included in Fees, Supplier shall provide WellPoint with a monthly breakdown, by Supplier personnel incurring such reimbursable expenses, of airfare, hotel and meal expenses incurred, and of any other reasonable categories of expenses WellPoint may designate in writing to Supplier.  Supplier shall not be obligated to provide WellPoint with receipts for any expenses to be reimbursed but shall retain copies of receipts for any expense in excess of Twenty-Five Dollars  ($25), or as otherwise provided in Exhibit EX as revised by WellPoint from time to time, for WellPoint’s review in connection with an audit pursuant to this Section.

2.5	Taxes

2.5.1
WellPoint shall pay to Supplier all applicable sales or use taxes assessed by a government authority with respect to the Services and/or Products,  provided by Supplier under this Agreement, provided that Supplier shall separately itemize such taxes on its invoice(s) to WellPoint and that, upon request of WellPoint, Supplier shall provide proof to WellPoint of its payment of such taxes to the appropriate government entity.

2.6	Cooperation with Third Parties.

2.6.1
WellPoint may from time to time hire outsourcers, subcontractors, consultants, or other third parties (“WellPoint Third-Party Contractors”) to perform services or provide products or deliverables, or perform administrative, maintenance and other business and operational functions relating to WellPoint’s business, to WellPoint.  Moreover, the Services and/or Products  provided by Supplier hereunder may be integrated with projects, services, implementations or other deployments for which WellPoint and/or WellPoint Third Party Contractors are providing Services (an “Integrated Project”) and Supplier acknowledges and agrees cooperation among all such service providers is of utmost importance for the success of the Integrated Project and avoidance of disruption to WellPoint’s business and operations.  Supplier shall cooperate with and work in good faith with any WellPoint Third-Party Contractors as reasonably requested by WellPoint and/or as mutually agreed to under the terms of an applicable Statement of Work.  Such cooperation may include (but is not  limited to) knowledge sharing of standards, policies, quality assurance and testing processes, as applicable, to ensure smooth deployment of Integrated Projects and/or the smooth and efficient transition of any Services (or component of Services) to, from, or among WellPoint, Supplier and any Third Party Contractor.

3.	DISPUTE RESOLUTION.

3.1	Informal Dispute Resolution

3.1.1
The Parties agree that in the event of a dispute or any alleged breach, they will work together in good faith to resolve the matter, first by internally escalating it to higher levels of management prior to resorting to formal arbitration as provided for in Section 3.2.1 herein (“Management Escalation”).  Any dispute should be brought to the attention of the single point of contact for Supplier and WellPoint, respectively, designated by each of WellPoint and Supplier pursuant to this Section 3.2 (“First Tier Management”).  If, after ten (10) business days, First Tier Management has not settled such dispute, First Tier Management shall give written notice of such dispute and deliver copies of all materials relevant to such dispute to the persons designated by WellPoint and Supplier, respectively, as the appropriate management positions to whom such matters should be escalated (“Second Tier Management”).  For purposes of this dispute resolution process, upon failure of First Tier Management to resolve a dispute, in order to escalate continued resolution of the dispute to Second Tier Management (as hereafter defined) such written notice shall be provided, at a minimum, to the other Party’s (i) First Tier Management personnel and (ii) general counsel, and shall also be provided to such other Party’s Second Tier Management if such person or team has been sufficiently identified.  If, after ten (10) business days from Receipt (as defined in Section 15.8 herein) by Second Tier Management of notice of such dispute, Second Tier Management has not settled such dispute, Second Tier Management shall give written notice of such dispute and deliver copies of all materials relevant to such dispute to the senior executives designated by WellPoint and Supplier, respectively, as the appropriate management positions to whom such matters should next be escalated (“Third Tier Management”).  If, after ten (10) business days from receipt of notice of such dispute, Third Tier Management has not settled such dispute, the Parties shall submit their dispute to binding arbitration as provided for in Section 3.2.1.  This escalation process shall not apply to disputes involving confidentiality or infringement of intellectual property rights or to any dispute for which the statute of limitations is about to expire (in which case either Party shall be free to seek available remedies at law or in equity in any forum).

3.2	Binding Arbitration

3.2.1
Except as otherwise provided in this Section 3.1.1, the Parties agree to submit any such dispute not so resolved under Section 3.1 to binding arbitration to be held in Cook County, Illinois through and pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Upon exhaustion of the procedures set forth in Section 3.1.1, either Party may serve a written demand for arbitration upon the other Party.  Each Party shall bear its own legal fees and other costs of arbitration and shall split equally the costs and fees of the arbitrator(s).  The Parties shall use a panel of three arbitrators: one chosen by WellPoint; one chosen by Supplier and one chosen by the other two.  Within ten (10) business days of Receipt of the demand for arbitration, each Party shall identify an arbitrator.   Within twenty (20) business days of Receipt of the demand for arbitration, the first two arbitrators shall select the third arbitrator.  Arbitration shall commence on the schedule set by the arbitral panel.  The arbitral panel shall issue a short written statement of its decision and the reasons therefore, not to exceed ten (10) pages.  The Parties agree that any arbitration decision or arbitrated settlement agreement may be converted to a judgment and enforced according to the governing rules of civil procedure.

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3.3	Continued Services

3.3.1
Notwithstanding any dispute, Supplier shall continue timely performance of any services it provides or its other obligations under this Agreement during the period of management escalation and binding arbitration pursuant to Sections 3.1 and 3.2 above; provided that Supplier shall not be obligated to continue to provide services for which WellPoint disputes payment for more than three months from the commencement of the binding arbitration unless the arbitrator otherwise directs in a written ruling and that WellPoint continues to pay Supplier for all undisputed services within 30 days of receipt of a proper invoice as provided for in Section 2.1.1.

3.4	Statute of Limitations

3.4.1
The Statute of Limitations with respect to any claim or matter submitted to mediation shall be suspended as of the date of a request for binding arbitration hereunder (or, if not determinable, as of the date of Receipt of such request), and shall be tolled until the date of any formal settlement agreement entered into by the parties or the date of any final determination issued by an arbitral panel, as the case may be, but in any event not longer than six (6) months from the date such statute of limitations was suspended, unless the parties specifically agree in writing to a different tolling period.

4.	RELATIONSHIP MANAGEMENT; STATEMENTS OF WORK;

4.1	Annual Business Review

4.1.1
At WellPoint’s request and upon reasonable written notice, the Parties shall meet, at each Party’s own expense, and conduct a business review at a mutually agreeable time and location on or about each May 1st (the “Annual Business Review” and, collectively, the “Business Reviews”).  The Business Reviews shall be attended by representatives from various functional areas of each Party’s business as mutually agreed upon by the Parties, which representatives may vary from meeting to meeting.  Prior to the initial Business Review, a kickoff meeting shall be held at a mutually agreeable time and location with each Party’s representatives to discuss the Business Review process and the expectations of the Parties in connection therewith.  At the Business Reviews, the Parties shall review (a) Supplier’s performance against performance metrics set forth on any applicable Exhibits or Statement of Work, (b) WellPoint’s business processes and practices and any Supplier recommendations for improvement thereto, and (c) such other matters as may be mutually agreed upon by the Parties.

4.2	Relationship Points of Contact

4.2.1
Project Manager: At WellPoint’s request, Supplier shall designate a single point of contact (“Project Manager”) who shall be responsible for ensuring that Supplier (and any Supplier personnel, as applicable) is properly performing its obligations under this Agreement or as to a particular Statement of Work or project; shall act as liaison with WellPoint and shall be responsible for the day-to-day performance of Supplier’s obligations and provision of any Products and/or Services.  Supplier’s Project Manager shall be available, as reasonably required, for review meetings and at other times reasonably requested by WellPoint.  WellPoint shall designate a corresponding Project Manager to act as liaison on behalf of WellPoint.

4.2.2
Relationship Manager: At WellPoint’s request, Supplier shall also designate an Account Manager who shall act as liaison with WellPoint on behalf of Supplier with respect to the relationship and responsibilities of the Parties.  Such Account Manager shall be responsible for coordinating and managing delivery of all Services and/or Products, and also for coordinating, cooperating and resolving any concerns, service problems or other matters relating to the overall relationship between the Parties.  The Account Manager shall have full authority to act on Supplier’s behalf with respect to all matters relating to this Agreement; provided that any amendment to this Agreement (or any Exhibit or Statement of Work hereunder) will not be effective until it is executed by duly authorized representatives of both parties.  WellPoint shall designate a corresponding Account Manager to act as liaison on behalf of WellPoint.

4.3	Supplier Financial Information

4.3.1
Upon WellPoint’s request, Supplier will provide WellPoint with complete and accurate annual financial statements so long as this Agreement is in effect.  For so long as Supplier is a publicly traded company, WellPoint may also access Supplier’s Forms 10Qs and 10K filed with the Securities and Exchange Commission at www.sec.gov, and Supplier will not be obligated to separately provide them to WellPoint.  Privately held companies will provide balance sheet and income statement with footnotes.  Supplier shall provide WellPoint with such statements within ninety (90) days after the end its annual accounting period.  Supplier shall send such information to WellPoint, Inc., 1 WellPoint Way, Thousand Oaks, CA  91362, Attn.:  S&SP Management Group. Any information disclosed hereunder shall be Confidential Information.  If Supplier engages DBEs (as defined in Section 14.2 herein), the information provided by Supplier under this paragraph shall also include information relating to expenditures on DBEs.

4.4	Statements of Work.

4.4.1
The Services to be performed and Deliverables to be provided by Supplier at WellPoint’s request will be described in a Statement of Work that must be signed by an officer of each party.  Each Statement of Work shall, in each case, if applicable: (i) state the responsibilities of the Supplier regarding such Services, Deliverables, project; (ii) state the compensation, including any hourly rates or fixed fees, relevant payment milestones, payment schedule, holdbacks, and related terms; (iii) contain a description of the relevant Services, specifications, locations, schedules, systems, technologies, success measures and performance goals, deliverables, software, technologies, response time parameters, performance goals, project objectives, project milestones, Incentives, and termination assistance, as applicable; (iv) identify the names of the following personnel (as defined in Article 4 herein), including (a) the WellPoint Project Manager, who will be authorized to act as WellPoint’s primary contact for Supplier with respect to the parties’ obligations under the Statement of Work, and (b) Supplier’s key project personnel, including (x) the name of the Supplier Project Manager (as defined in Article 4 herein), who will be authorized to act as Supplier’s primary contact for WellPoint with respect to the parties’ obligations under the Statement of Work, and (y) the names of any other key project personnel, if any (collectively, the “Key Employees”) and the percentage of each Key Employee’s time that will be dedicated to the project covered by the Statement of Work; (v) describe the start date, location and scheduled completion of any discrete projects or phases of projects or Deliverables; (vi) set forth the specifications of any project, project phases, and/or  Deliverables; (vii) set forth the project milestones or other assessment points; (viii) identify additional charges, if any, for any installation or training; (ix) be consecutively numbered; (x) if approved or designated by WellPoint, describe with particularity any subcontractors who will be performing Services or providing Deliverables and the nature and scope of such subcontract (including providing WellPoint with a copy of the subcontract terms; and (xi) be dated and signed by each party.

4.5	Changes; No Scope Creep.

4.5.1
Unless expressly provided otherwise herein, all amendments to a Statement of Work must be in writing and must be signed by authorized representatives of WellPoint and Supplier.  It is crucial that authorized WellPoint officials approve any change in the scope of a Statement of Work, especially an expansion in scope, before the change is implemented.  Any change in the scope or objective of a Statement of Work or in the Services to be performed under a Statement of Work must be approved, prior to the change being made, by modifying the Statement of Work in a writing signed by an authorized representative of each Party.  WellPoint will not be liable for payment for work performed beyond the scope of the Statement of Work unless written approval for scope expansion was granted in advance of the additional work being performed.  Any modification to this Agreement other than to a Statement of Work shall be forwarded to WellPoint’s legal department for review reasonably in advance of execution.

4.5.2	WellPoint may, at any time, by written notice to Supplier, request changes to a Statement of Work (a “Change Request”).

4.5.3
For fixed fee Statements of Work, if the Change Request causes an increase in the time required to implement the project, as changed, which is greater than the threshold specified in the Statement of Work, an equitable adjustment will be made to the contract price, the performance schedule, or both.  Upon Supplier’s receipt of a Change Request, Supplier will promptly provide WellPoint with an estimate of the impact (with such estimate to be provided at no charge to WellPoint), if any, of such change on the price or performance schedule.  If the parties mutually agree to the impact of such change, a written description of the agreed change (a “Change Authorization”) will be prepared which must be signed on behalf of WellPoint, by the WellPoint Project Manager and, if the value of the Change Request exceeds $50,000 or 10% of the value of the Statement of Work, a WellPoint Vice President, and on behalf of the Supplier, by an authorized representative of the Supplier before it is binding.  In the event of any conflicts or inconsistency, the terms of a Change Authorization shall prevail over those of the Statement of Work.  Any disagreement between the parties concerning the impact of the Change Request will be treated as a dispute subject to resolution pursuant to the dispute resolution procedures of this Agreement.  No verbal request for change will have any effect, and Supplier is not entitled to any adjustment in price or performance schedule for changes:  (i) which are not authorized by a written Change Authorization signed by the WellPoint Project Manager or Vice President, as applicable, (ii) unless agreed to in a separate Statement of Work signed by authorized representatives of both parties, or (iii) resolved pursuant to the dispute resolution procedures herein for any unagreed Change Request.

4.6	Third-Party Software.

4.6.1
Clearance for Certain WellPoint Provided Software.  If WellPoint is to be providing any software or access to software to Supplier for a particular project, the applicable Statement of Work shall either (i) list all third-party software that Supplier will have access to or use in the course of its performance of that Statement of Work supplied by WellPoint, or (ii) it shall state when the identity of such software to be supplied or made accessible by WellPoint will be known to the parties.  Before commencement of Supplier’s Services (if specified on the applicable Statement of Work) or before such software is accessed or used by Supplier (if the software is not specified on the applicable Statement of Work), WellPoint must ascertain whether it has the license rights to permit Supplier to access and use the third-party software needed for such Project.  WellPoint may cancel or postpone any specific work with Supplier (without any financial penalty and without such cancellation constituting a breach of contract by WellPoint) if WellPoint determines that it does not possess the needed license for Supplier to perform the Services for which such third-party software is needed, and Supplier shall not be penalized financially or otherwise be in breach of contract if it fails to meet any milestones or timelines set forth in any Statement of Work on account of such cancellation by WellPoint.

4.6.2
Use of WellPoint Provided Software.  If applicable, for each item of third-party software to which WellPoint provides Supplier access or use of pursuant to a Statement of Work, Supplier must deinstall and return all such software to WellPoint upon the expiration or termination of a Statement of Work or at WellPoint’s request (and, at WellPoint’s request, provide an officer’s written certification it has done so).  Supplier may use or have access to such software only for the purpose of performing the applicable Statement of Work and any other use is strictly prohibited.  Supplier shall adhere to any third-party software license limitations when informed of, or provided with, those limitations, and shall indemnify, protect and defend WellPoint for any misuse by Supplier or its personnel.]

4.7	Subcontractors.

4.7.1	Any Services or Deliverables provided by approved subcontractors shall be subject to these same procedures as if the Service or Deliverable were provided directly by Supplier.

5.	GOVERNANCE AND CHANGE CONTROL.

5.1.                Steering Committee.  The parties shall form a committee comprised of the respective Project Managers (as hereafter defined) and an equal number of representatives from each of the parties, which will monitor the progress of the Services being performed hereunder (the “Steering Committee”).  At a minimum during implementation phases of the project, the Steering Committee will hold meetings at least once a month to review the status of all projects, review the benchmarks and metrics established for each of the projects, and review best practices across each of the projects.  The parties may provide in a Statement of Work for a different schedule of Steering Committee meetings upon completed implementation of the project.

5.1	Change Control

5.1.1
WellPoint may, at any time and from time to time, request in writing that Supplier make changes, modifications or enhancements to the Services being provided pursuant to the Agreement or any Statement of Work.  No change shall be effective until an amendment to the Agreement or Statement of Work is executed by duly authorized representatives of both parties.

5.1.2
No Changes by Supplier: Except as may be necessary on an emergency basis, as determined by WellPoint (if this is determined by WellPoint, an individual at WellPoint must be available to Supplier at all hours to respond to emergencies), no changes, modifications or enhancements in Services shall be made without WellPoint’s prior written consent, which shall be provided at its sole discretion, unless such change, modification or enhancement: (a) has no impact on the Services being provided by Supplier; (b) has no impact on the security of WellPoint Data and WellPoint’s systems; and (c) causes no increase in fees or other costs chargeable to WellPoint hereunder.  If an emergency arises which requires Supplier to make a change, modification or enhancement to the Services, Supplier shall notify WellPoint thereof as soon as practicable.

6.	TERM; TERMINATION.

6.1	Term

6.1.1
This Agreement shall commence as of the Effective Date, and shall continue in effect until the expiration or termination as provided for herein.  The Parties may provide that a particular Exhibit, or a particular Statement of Work, have a different commencement and/or termination date.  The initial term and any renewal term of this Agreement or any Exhibit shall be referred to herein as the “Term.”  The Agreement shall commence upon execution of this Master Agreement and shall expire upon the expiration or termination of the last remaining Exhibit or Statement of Work in effect, unless otherwise terminated as provided for herein.

6.2	Termination for Supplier’s Breach

6.2.1
WellPoint, in its sole discretion, may terminate the entire Agreement or any and all Exhibit or Statement of Work (i) upon written notice in the event of material breach within ten (10) days of Receipt of written notice from WellPoint if Supplier is in breach of Sections 9, 11.3.1(k) or 11.3.1(l), or (ii) upon written notice in the event of a material breach of any other Section of the Agreement  or any Exhibit or Statement of Work by Supplier if Supplier has not remedied such breach within thirty (30) days of its Receipt of written notice from WellPoint of such breach.  Should Supplier again materially breach the Agreement in substantially the same manner as a prior material breach by Supplier, within one (1) year of such prior material breach, WellPoint may terminate any or all Exhibits and/or Statements of Work or this entire Agreement upon no less than ten (10) business days written notice, provided, however, that WellPoint, in its sole discretion, may immediately cease receiving products or services from Supplier and cease providing Supplier with access to WellPoint’s computer systems, facilities, personnel or information.

6.3	Termination for WellPoint’s Breach

6.3.1
Supplier may terminate (i) the entire Agreement or any and all Exhibit or Statement of Work upon written notice in the event of material breach within ten (10) days of Receipt of written notice from Supplier if WellPoint is in breach of Section 9, or (ii) the applicable Exhibit or Statement of Work upon written notice in the event of a material breach of such Exhibit or Statement of Work by WellPoint if WellPoint has not remedied such breach within thirty (30) days of its Receipt of written notice from the Supplier of such breach; provided, however, that Supplier shall, at WellPoint’s expense, provide necessary transition assistance to WellPoint after such termination notice is given.  It is understood that Supplier commits to provide for reasonable transition assistance, at WellPoint’s request, but that the Parties shall mutually agree to the payment, scope and related terms of such transition assistance in a duly executed Statement of Work, which the parties shall negotiate with diligence.

6.4	Termination for Convenience

6.4.1
WellPoint may terminate this Agreement or any Exhibit or Statement of Work for any or no reason upon the provision of no less than sixty (60) days for this Agreement or forty-five (45) days for a Statement of Work  (60) written notice of termination to Supplier.

6.5	Termination Due to Insolvency

6.5.1
Either Party may terminate this Agreement and/or any Exhibit or Statement of Work immediately upon the occurrence of any of the following events with respect to the other Party:  (a) the other Party becomes insolvent, generally unable to pay its debts as they become due, or makes an assignment for the benefit of its creditors or seeks relief under any bankruptcy, insolvency or debtor’s relief law; (b) if proceedings are commenced against the other Party under any bankruptcy, insolvency or debtor’s relief law, and such proceedings have not been vacated or set aside within sixty (60) days from the date of commencement thereof; (c) a receiver is appointed for the other Party or its material assets; or (d) if the other Party is liquidated, dissolved or ceases operations.

6.6	Effect of Termination or Expiration

6.6.1
In the event that an Exhibit or Statement of Work expires or in the event that WellPoint terminates an Exhibit pursuant to the terms contained in such Exhibit or Statement of Work, WellPoint may, in its sole discretion, simultaneously terminate other Exhibits or Statements of Work materially and adversely affected by such termination or expiration.  Notwithstanding the foregoing, the termination of a particular Statement of Work or Exhibit shall not result in the termination of the Agreement (or of other Exhibits in effect between the Parties) unless such termination explicitly provides for termination of the entire Agreement between the Parties.  All sections identified as surviving the termination of an Exhibit or Statement of Work, as well as Sections 2.3, 3, 7, 8, 9, 12, 13 and 15 inclusive shall survive the expiration or termination of the Agreement.  In the event of termination for any or no reason of any Exhibit or Statement of Work, WellPoint shall pay Supplier any undisputed Fees and/or expenses owed in accordance with such Exhibit or Statement of Work up to the effective date of termination.  If the Agreement includes Works, Supplier shall promptly deliver such Works, in whatever stage of completion, to WellPoint.

7.	MATERIALS AND OWNERSHIP.

7.1	Overview of Materials and Ownership

7.1.1
Products and/or Deliverables may contain intellectual property owned or created either (a) by WellPoint, (b) by Supplier independent of its obligations to WellPoint, or (c) by Supplier (either independently or in cooperation with WellPoint) pursuant to its obligations under this Agreement.  Supplier shall retain all title, copyright and other proprietary rights in the Software.  WellPoint does not acquire any rights, express or implied, in the Software, other than those specified in this Agreement. This Section 7 sets forth the Party’s respective intellectual property rights in the foregoing materials.

7.2	WellPoint Materials

7.2.1
In the course of Supplier’s provision of Services or Products, as the case may be, WellPoint may provide to Supplier WellPoint’s proprietary information and/or intellectual property, including, but not limited to, technical data, creative designs and concepts, web designs, trade secrets and know-how, customer or supplier lists, business plans, software, algorithms, programming techniques, business rules, business methods, inventions, drawings, engineering, hardware configuration information, financial data, processes, technology and designs which it maintains (the “WellPoint Materials”).  WellPoint hereby grants Supplier a limited license to use the WellPoint Materials solely as necessary to deliver the Services and/or Products to WellPoint.  WellPoint does not grant Supplier any interests in, or ownership of, any of the WellPoint Materials.  Upon completion of the Services and/or Products, Supplier shall promptly return all WellPoint Materials and deliver all Deliverables (including copies thereof) in whatever stage of completion to WellPoint and shall destroy (and provide written certification of such destruction) all Supplier’s files pertaining to the WellPoint Materials.  Notwithstanding the foregoing, Supplier shall be entitled to retain copies of its work product containing WellPoint Materials as a record of its professional activities and subject to any continuing confidentiality obligations.  The parties recognize that Supplier may provide similar Products and/or Services to other Supplier clients and may use or duplicate certain materials as templates or sources for other projects; nevertheless, Supplier shall not use any WellPoint Material from its WellPoint engagement as a source document or template to create deliverables for other Supplier Clients.

7.3	Supplier Materials and Software Modifications.

7.3.1
Works may incorporate technology or content previously developed by Supplier, or which Supplier has developed (i) without the use of any WellPoint intellectual property, and (ii) for services unrelated to the services set forth in any Statement of Work (collectively, the “Supplier Materials”).  Supplier hereby grants to WellPoint a perpetual, irrevocable, royalty-free, fully paid-up, transferable, sublicensable, non-exclusive, worldwide license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of, modify, make, sell, offer to sell, import and otherwise use and exploit all or any portion of the Supplier Materials to the extent necessary to allow WellPoint the right to fully enjoy and exploit the Services and/or Products in a manner consistent with their intended use provided such Works are fully paid for by WellPoint in accordance with the Agreement governing such Services and/or Products. For clarity, it is understood that Supplier shall own all modifications, improvement or enhancements made by Supplier to the Supplier Materials.

7.3.2
Modifications, enhancements and derivatives works of the Software or any other of Chordiant’s pre-existing intellectual property rights, including certain software objects applicable to the business of WellPoint, are referred to herein as “Customizations.”  Additions, bolt-ons or other software that interacts or interfaces with the Software are referred to herein as “Additions.”  All right, title and interest to any Customizations or Additions provided by Supplier to WellPoint, either directly or indirectly, shall be owned by Supplier.  Supplier hereby grants WellPoint a license to such Customizations and Additions on the same terms and conditions as those set forth in this Agreement pertaining to the originally licensed Software, and such Customizations and Additions shall be considered licensed Software under this Agreement.

7.4	Works

7.4.1
Works (exclusive of (i) Supplier Materials, (ii) licensed Software and (iii) all Customizations and Additions made by Supplier to the licensed Software), in whatever stage of completion, shall be deemed a work-made-for-hire specially ordered and/or commissioned by WellPoint.  WellPoint, its successors and assigns, shall exclusively own all now known or hereafter existing rights of every kind and nature throughout the universe (including, but not limited to, all copyrights, moral rights and mask-works; trademarks, service marks, trade names and similar rights; patents, design rights, algorithms and other industrial property rights; trade secret rights; all Agreement, assignment and licensing rights; and all rights in registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force in the foregoing), in perpetuity and in all languages, pertaining to the Works (but excluding Supplier Materials), tangible and intangible, for all now known or hereafter existing uses, and Supplier hereby irrevocably assigns and agrees to assign to WellPoint, in perpetuity, without additional consideration, all such Works (to the extent and in the event they are not deemed work-made-for-hire) (but excluding Supplier Materials).  Supplier shall not have and shall not purport to have any rights in the Works.  In the event Supplier has any rights in and to the Works (including, but not limited to, the “droit moral” or “moral rights of authors” or any similar rights in and/or to the Works) that cannot be assigned to WellPoint as provided above, whether now known or hereafter to become known, Supplier hereby unconditionally waives such rights and the enforcement thereof, and all claims and causes of action of any kind with respect to any of the foregoing.  In the event Supplier has any rights in and to the Works that cannot be assigned to WellPoint and cannot be so waived, Supplier hereby grants to WellPoint a perpetual, irrevocable, royalty-free, fully paid-up, transferable, sublicensable, exclusive, worldwide license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit such Works in a manner consistent with their intended use.  Notwithstanding the foregoing, the following Works will remain the sole and exclusive property of Supplier any unused or unpublished Works presented to WellPoint other than in written or tangible form.

8.	SECURITY.

8.1	Standards

8.1.1
To the extent made accessible to Supplier, all WellPoint Confidential Information (as defined below) shall be stored in secure locations consistent with high industry standards for access control, prevention of data piracy by employees, subcontractors or other third-parties, virus and “Trojan Horse” detection and prevention, and intrusion detection and prevention.

8.2	Limited Access

8.2.1
To the extent made accessible to Supplier, Supplier shall, at all times, limit access to WellPoint Confidential Information to those employees or subcontractors that have an actual need to access such data for purposes of providing the Services.  Prior to gaining access to WellPoint Confidential Information, Supplier shall require all employees or subcontractors to execute a confidentiality agreement no less stringent than the provisions set forth in this Agreement.

8.3	Notification of Security Breaches

8.3.1	Supplier shall immediately notify WellPoint should it discover any breach of the security provisions set forth in this Agreement.

8.4	Secure Coding Guidelines

8.4.1
Each party shall be responsible for using security procedures that are reasonably sufficient to ensure that all transmissions of Documents are authorized and to protect its business records and data from improper access. Supplier represents and warrants that it develops its Software in accordance with standard industry practices.  To the extent Supplier develops or customizes coding for WellPoint, it will use commercially reasonable efforts to  comply with WellPoint’s Secure Coding Guidelines, which is based upon industry best practices. So long as WellPoint is current on Maintenance Services, Supplier shall use commercially reasonable efforts to correct any Software if it is in violation of such Guidelines that results or may result in a material and unacceptable security risk, in WellPoint’s reasonable opinion; WellPoint shall notify Supplier as soon as practical when it becomes aware of any violation of the Guidelines..

9.	CONFIDENTIALITY.

9.1	HIPAA and Medicare

9.1.1
The provisions set forth in this Section 9 are in addition to and not in lieu of any confidentiality, privacy, security and other requirements imposed on Supplier if Exhibit BAA (Business Associate Addendum)  Exhibit MCG (Medicare Compliance General), and/or Exhibit MCS (Medicare Compliance Specialty) are included among the Exhibits that form part of this Agreement.

9.2	Confidential Information

9.2.1
During the Term, a Party (the “Receiving Party”) may be exposed to or acquire information regarding the business, projects, operations, finances, activities, affairs, research, development, products, technology, technology architecture, business models, business plans, business processes, marketing and sales plans, customers, finances, personnel data, health plan rating and reimbursement formulas, computer hardware and software, including both object and source code, computer systems and programs, processing techniques and generated outputs, intellectual property, procurement processes or strategies or suppliers of the other Party or their respective directors, officers, employees, agents or clients (collectively, the “Disclosing Party”), including, without limitation, any idea, proposal, plan, procedure, technique, formula, technology, or method of operation (collectively, “Proprietary Information”).  In addition, during the performance of its obligations hereunder, Supplier may be exposed to, without limitation, (i) PHI and NPFI; (ii) other medical information and personal information regarding WellPoint’s health plan members, employees, or medical or hospital service providers; (iii) other information that WellPoint is required by law, regulation or company policy to maintain as confidential; (iv) other financial information concerning WellPoint’s health plan members, employer groups and other health plan groups or medical or hospital service providers that is disseminated by WellPoint internally for staff use; (v) personnel and payroll records, patient accounting and billing records, and information contained in those records; (vi) WellPoint’s trade secrets; and (vii) information that could aid others to commit fraud, sabotage or otherwise misuse WellPoint’s products or services or damage their business (collectively, the “WellPoint Non-Disclosable Information”).  Collectively, Proprietary Information and WellPoint Non-Disclosable Information are referred to herein as “Confidential Information.”  Each Party agrees to hold the Confidential Information of the other Party in strict confidence, to use such information solely in the course of performing its obligations hereunder, and to make no disclosure of such information except in accordance with the terms of this Agreement.  A Party may disclose Confidential Information only to its personnel who have an absolute need to know such Confidential Information in order to fulfill its obligations hereunder and who have previously executed a written confidentiality agreement imposing confidentiality obligations no less restrictive than those applicable hereunder.  Each Party shall be primarily responsible and liable for any confidentiality breaches by its personnel and the personnel of its subcontractors.  Each Party shall immediately advise the other Party of any actual or potential violation of the terms of this Section 9.2, and shall reasonably cooperate with the disclosing Party in relation thereto.

9.3	Exceptions for Proprietary Information

9.3.1
Proprietary Information shall not include information that the Receiving Party can demonstrate (i) was, at the time of its disclosure, or thereafter becomes part of the public domain through no fault of the Receiving Party or its personnel, agents or subcontractors, (ii) was known to the Receiving Party at the time of its disclosure from a source other than the Disclosing Party, (iii) is subsequently learned from a third Party not under a confidentiality obligation to the Disclosing Party with regard to such Proprietary Information, (iv) is something which is independently developed by the Receiving Party without reference to such Proprietary Information, or (v) is required to be disclosed pursuant to subpoena, court order, or government authority, provided that the Receiving Party has provided the Disclosing Party with sufficient prior written notice of such requirement to enable the Disclosing Party to seek to prevent such disclosure.

9.4	No Exceptions for WellPoint Non-Disclosable Information

9.4.1
Due to the sensitive nature of the WellPoint Non-Disclosable Information and due to WellPoint’s obligations to maintain the privacy of its customers and providers, Supplier acknowledges and agrees that WellPoint Non-Disclosable Information shall at all times remain confidential and shall not be subject to exceptions, except as set forth in Exhibit BAA.

9.5	Continuing Obligations

9.5.1
A Party’s obligation to maintain the confidentiality of Proprietary Information shall remain in force until the fifth anniversary of the termination of the entire Agreement.  Supplier’s obligation to maintain the confidentiality of WellPoint Non-Disclosable Information shall neither terminate nor expire.  WellPoint’s obligation to maintain the confidentiality of the Software shall neither terminate nor expire.

9.6	Return of Confidential Information

9.6.1
Promptly upon expiration or termination of the entire Agreement or of an Exhibit or Statement of Work (with regard to the Confidential Information disclosed under the Agreement or through such Agreement or Statement of Work, as the case may be,) or, in the case of Non-Disclosable Information at any time upon WellPoint’s request, the Receiving Party shall promptly, at the Disclosing Party’s option, either return or destroy all (or, if the Disclosing Party so requests, any part) of the Confidential Information, and all copies thereof and other materials containing such Confidential Information, and the receiving Party shall certify in writing its compliance with the foregoing.  Notwithstanding the foregoing, Supplier shall be entitled to retain copies of its work product containing Confidential Information (but excluding WellPoint Non-Disclosable Information) as a record of its professional activities and subject to any continuing confidentiality obligations.

9.7	Injunctive Relief

9.7.1
Each Party acknowledges that in the event of a breach of this Section 9.7, damages may not be an adequate remedy and the Disclosing Party may be entitled to, in addition to any other rights and remedies available under the Agreement or at law or in equity, injunctive relief to restrain any such breach, threatened or actual, without proof of irreparable injury and without the necessity of posting bond even if otherwise normally required.

10.	INSURANCE.

10.1
At all times during the performance of the Agreement, Supplier shall maintain insurance coverage pursuant to the following parameters: (a) commercial general liability insurance that includes coverage for premises and operations liability, products and completed operations liability broad form property damage, broad form contractual liability, personal injury and independent contractors’ liability with a minimum one million dollar combined single limit coverage for each occurrence; (b) errors and omissions insurance with a minimum one million dollar limit for each wrongful act; (c) business automobile liability insurance with a minimum one million dollar per occurrence combined single limit coverage for owned, non-owned and hired automobiles; and (d) workers’ compensation insurance with statutory limits and employers liability insurance with a one million dollar limit per accident/disease policy limit.  All insurance required pursuant to this Section 10 shall be placed with a carrier possessing a Best’s Rating of “A-” or better and shall provide that the coverage thereunder may not be reduced or canceled during the term of this Agreement.  Supplier shall, prior to execution of this Agreement, provide to WellPoint certificates of insurance indicating the coverage required in this Section 10, naming WellPoint as an additional insured (other than for workers’ compensation and errors and omissions insurance) and containing a waiver of subrogation with respect to WellPoint.  Promptly upon Supplier’s written request for same, WellPoint shall cause its insurers or insurance brokers to issue certificates of insurance evidencing that the coverages required under this Agreement are maintained and in force.  In addition, Supplier will use reasonable efforts to give thirty days notice to WellPoint prior to cancellation or non-renewal of any of the policies providing such coverage; provided, however that Supplier shall not be obligated to provide such notice if, concurrently with such cancellation or non-renewal, Supplier provides self-insurance coverage as described below or obtains coverage from another insurer meeting the requirements described above.  Notwithstanding the foregoing, Supplier reserves the right to self-insure coverage, in whole or in part, in the amounts and categories designated above, in lieu of Supplier’s obligations to maintain insurance as set forth above, at any time.  Promptly upon WellPoint’s written request for same, Supplier shall deliver certificates of insurance to confirm what coverage is in place.  This section does not replace or otherwise amend, in any respect, the limitations on Supplier’s liability as set forth elsewhere in this Agreement.  Failure to maintain insurance coverage consistent with this Section  shall be deemed a material breach of the Agreement by Supplier.

11.	REPRESENTATIONS AND WARRANTIES.

11.1	Overview of Representations and Warranties

11.1.1	In addition to the representations and warranties set forth in any Exhibit, the Parties hereby agree to the following representations and warranties.

11.2	General Warranties

11.2.1
Each Party has and will have the full legal right and corporate power and authority to enter into and perform all of its obligations under the Agreement and to comply with all terms and conditions of the Agreement.  Each Party is not aware of any potential impediments to, and has all rights, titles, permissions and consents necessary to, performance of its respective obligations under the Agreement.  Neither the execution, delivery of the Agreement, performance by a Party of its obligations, nor any rights granted hereunder, will conflict with or violate any other license, instrument, agreement, or other commitment or arrangement to which a Party is bound.  Each Party shall at all times comply with all applicable laws and regulations.

11.3	Supplier’s Representations, Warranties and Covenants

11.3.1	Supplier hereby represents, warrants and covenant:

(a)           Existence.  Supplier is duly organized and existingand is in good standing and is qualified to do businessunder the laws of any jurisdiction where the ownership ofassets or conduct of its business require it to be so qualified, and Supplier possesses any and all licenses and/or governmental approvals required to perform the Services and/or to provide the Products contemplated by this Agreement, and is qualified to perform such Services and/or provide such Products.

(b)           Duly Authorized.  Supplier’s execution, deliveryand performance of this Agreement has been dulyauthorized by all appropriate corporate action and thisAgreement constitutes a valid, binding and enforceable obligation.

(c)           No Conflict.  Neither the execution, delivery, norperformance of this Agreement will conflict with or violateany other agreement, license, contract, instrument or other commitment or arrangement to which supplier is a party or is bound.

(d)           No litigation.  There is no litigation and Supplierknows of no material threat of litigation that will affect theperformance of its obligations hereunder.

(e)           No Material Defects.  Any Software to be provided by Supplier hereunder shall substantially conform to all written Documentation provided by Supplier and function properly in all material respects when operated in the Supported Environment (as defined in Exhibit LI); the Documentation and other materials describing the Software hereunder completely and accurately reflect their operation and functionality.  Supplier does not warrant that the operation of the Software provided will be uninterrupted or error free.

(f)           Noninfringement. All Products, and all elementsthereof to be provided by Supplier, if any, unless providedby WellPoint, and any Services performed by Supplier, will not violate, misappropriate or infringe upon any patent, copyright, trademark, trade secret, or other intellectual, contractual, employment, or confidentiality right of a third party; to the extent Supplier incorporates any open source software in the Software, it has complied with and shall
remain responsible and liable for compliance with all terms
of any applicable open source software.
.

(g)           Performance.  To the extent Supplier is performing Services, that, at all times during the Term, Supplier has and will maintain the experience and skill to perform the Services required to be performed by it hereunder and will perform such Services in a workmanlike, competent, timely, and professional manner:  At a minimum, Supplier will maintain staffing levels and continuity of personnel consistent with its obligations to perform Services hereunder and in the event of a delay or other problem, Supplier will train and staff additional personnel as needed.

(h)           Personnel.  Each of Supplier’s personnel assigned toperform Services or any other obligations under theAgreement shall have the proper skill, training andbackground so as to be able to perform in a competent and professional manner.

(i)           Supplier’s Employees. Supplier shall perform allobligations of an employer with respect to all personnelhired by Supplier in connection with any Services and/orDeliverables to be provided, if any, including, but not limited to the withholding and reporting of contributions, insurance deductions and applicable taxes (including payroll and unemployment insurance taxes) required by applicable law.

(j)           Continuity of Key Personnel.  Key personnel, if sospecified in a Statement of Work, shall be assignedpursuant to such Statement of Work and, should any suchkey personnel be unable to perform their obligations for any reason, that Supplier shall replace such personnel as quickly as possible with personnel approved by WellPoint in its sole discretion.

(k)           Rights in Deliverables and/or Other Products.  Tothe extent Supplier isproviding Deliverables and/or OtherProducts, that Supplier has all rights necessary to deliver Deliverables, Products or other items to be provided to WellPoint under any Exhibit and/or Statement of Work for WellPoint’s use and enjoyment as contemplated herein; and that unless otherwise specified in a Statement of Work or attachment thereto, Supplier shall deliver all Deliverables and/or other Products to WellPoint free and clear of any liens, claims, charges or encumbrances;  and that Supplier has proper title in all Deliverables and/or other products for which ownership is to be transferred to WellPoint.

(l)           No Disabling Devices.  All Products and/orServices provided by Supplier, if any, do not, and will notwhen delivered or provided, contain any computer code (i)designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetical disruptions or distortions, the operation thereof, or any other associated software, firmware, hardware, computer system or network (sometimes referred to as “viruses” or “worms”) (and supplier has taken reasonable steps to test for, and has found no such, viruses or worms); (ii) that would disable or impair in any way the operation thereof based on the elapsing of a period of time, the exceeding of an authorized number of users or copies, or the advancement to a particular date or other numeral (sometimes referred to as “time bombs”, “time locks”, or “drop dead” devices), or (iii) that would permit access by Supplier to cause such disablement or impairment (sometimes referred to as “traps”, “access codes” or “trap door” devices), or any other similar harmful, malicious or hidden procedures, routines or mechanisms that would cause the any Product or Service to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations;

(m)           Alpha/Beta Site.  Supplier shall not use WellPointas an alpha or beta site for any Products or Services to beprovided, if any, without the prior written consent ofWellPoint.

(n)           Government Programs.  Supplier is not, and shallnot be during the Term, (i) excluded from participation inthe Medicare, Medicaid and/or any state health care program; (ii) listed on any General Services Administration List of Parties Excluded from Federal Procurement and Non-procurement Programs; (iii) sanctioned by the United States Department of Health and Human Services, Centers for Medicare and Medicaid Services, Office of Inspector General, or any other federal agency; and (iv) under a corporate integrity agreement with the United States Department of Health and Human Services, Office of Inspector General, or any other federal agency for any violation judicially determined by a court of final jurisdiction.

(o)           Criminal Convictions.  Supplier has not been, andshall not during the Term be, convicted of a criminaloffense related to the delivery of an item or service underMedicare, Medicaid and/or under any state heath care program.

(p)           DISCLAIMER OF WARRANTIES.  Except as specifically provided in this entire Agreement (including any exhibit, attachment, schedule, or Statement of Work), Supplier disclaims all warranties, whether express, implied or statutory, including all implied warranties of merchantability or fitness for a particular purpose.

11.4	Certain Product Warranty

11.4.1
(i)  Should WellPoint be prevented from using any Software due to a breach of the  warranty in Section 11.3(e) (including of the failure relates to a breach of Section 11.3(l)), so long as WellPoint gives Supplier notice of such breach during the warranty period, Supplier shall, as WellPoint’s sole and exclusive remedy, correct any reproducible errors in the Software that cause the breach of the warranty during the warranty period in accordance with its support and maintenance policies, or if Supplier is unable to make the Software operate as warranted, WellPoint shall be entitled to terminate the Software license and recover the License and Maintenance fees paid for the Software. This warranty is effective for a period of [ * ] days from the date of delivery of the Software.

11.5	Warranty for Certain Service Failures

11.5.1
To the extent Services are to be performed by Supplier, should Supplier fail to provide Services in accordance with the warranty in Section 11.3(g), Supplier shall re-perform such Services at no additional charge to WellPoint; provided that WellPoint gives Supplier notice of non-conformance within the warranty period.   This warranty is effective for a period of [ * ] days from the date of performance of the Services.

11.6	WellPoint’s Representations and Warranties

11.6.1
WellPoint hereby represents and warrants that the materials provided to Supplier by WellPoint, and elements thereof, shall not violate or infringe upon any presently issued patent, copyright, trademark, trade secret or other contractual, employment or confidentiality right of a third party.

12.	INDEMNIFICATION.

12.1	Overview

12.1.1	The Parties agree to provide the indemnities as outlined in this Section 12.

12.2	Supplier’s Indemnities

12.2.1
Supplier shall indemnify, defend and hold harmless WellPoint and its affiliates, successors and assigns (and its and their officers, directors, employees, sublicensees, customers and agents) from and against any final awards of damages based upon (i) any claim that any portion of the Products and/or Services, as applicable, provided by Supplier to WellPoint pursuant to this Agreement infringes, misappropriates or violates any copyright, trademark, patent, trade secret, privacy, publicity or other intellectual property or proprietary right of any person; (ii) a breach of Supplier’s representations and warranties; (iii) an act or omission constituting negligence or willful misconduct, committed by Supplier (including its personnel, subcontractors or agents), including for personal injury or damage to property; (iv) the failure by Supplier to comply with applicable governmental laws or regulations; (v) a breach of Supplier’s obligations with regard to PHI and NPFI as set forth in Section 9.1 if Exhibit BAA is part of this Agreement; or (v) a breach of Supplier’s confidentiality obligations as set forth in Section 9 or security obligations as set forth in Section 8.

12.2.2
Supplier shall have no liability for any claim of infringement based on use of a superseded or altered release of Software if the infringement would have been avoided by the use of a current unaltered release of the Software which Supplier makes available to WellPoint; because Supplier has committed to supporting the current release and certain prior versions (as described in Exhibit LI) (the “Supported Releases”), a Supported Release shall not constitute a superseded release subject to the exception set forth in this subparagraph unless and until Supplier has made available to WellPoint a new release that is intended to correct any potential infringement and Supplier states explicitly this purpose of the release at the time it is provided to WellPoint.  Moreover, any modification or alteration made at the direction of or with the approval of Supplier (or its agents or subcontractors) shall not constitute an altered release for purposes of the exceptions set forth in this subparagraph .  For the sake of clarification, Supplier shall be liable for any claim of infringement based on the use of the allegedly infringing software for the entire period of time of its use prior to the time the Supplier makes available to WellPoint a current unaltered release.

12.2.3
If a third party claim results in preventing WellPoint from using the Software or if Supplier, in its reasonable opinion, believes that the Software is likely to be held as infringing, Supplier shall have the option, at its expense, to (i) modify the Software to be non-infringing so long as it shall not impair the functionality or performance of the Software, or (ii) obtain for WellPoint, at no additional cost to WellPoint, a license to continue using the Software.  If it is not commercially reasonable to perform either of the above options, then Supplier may terminate the license for the infringing Software and refund the License Fees paid for the applicable Software license.  This Article 12 states Supplier’s entire liability and WellPoint’s exclusive remedy for infringement.

12.3	WellPoint’s Indemnities

12.3.1
WellPoint shall indemnify, defend and hold harmless Supplier from and against any final awards of damages based upon any (i) claim that the Proprietary Information provided by WellPoint to Supplier pursuant to this Agreement infringes, misappropriates or violates any copyright, trademark, patent, trade secret, privacy, publicity or other intellectual property or proprietary right of any person; (ii) act or omission constituting negligence or willful misconduct committed by WellPoint; (iii) breach of WellPoint’s representations and warranties; and (iv) breach of WellPoint’s confidentiality obligations as set forth in Section 9.

12.4	Notice and Participation

12.4.1
The indemnified Party shall grant the indemnifying Party control of such defense and all negotiations relative to the settlement of any such claim and shall provide the indemnifying Party with the assistance, information and authority necessary to perform the indemnifying Party’s obligations under this Section 12; unless the indemnified Party can reasonably and in good faith demonstrate that the indemnifying Party lacks sufficient financial and legal resources to control such defense.  The indemnified Party may, at its own expense, assist in the defense of any indemnifiable claim described in this Section 12.4 if it so chooses.  Any settlement intended to bind the indemnified Party or which may adversely affect the indemnified Party shall not be final without such indemnified Party’s prior written consent, not to be unreasonably withheld or delayed.  Notwithstanding the foregoing, if the claim relates to a violation of governmental law or regulation as set forth in Section 12.2.1 clause (iv) or to a breach of Supplier’s obligations relating to PHI and NPFI if Exhibit BAA is part of this Agreement as set forth in Section 12.2.1 clause (v), and WellPoint determines in its own discretion it has a compelling interest in conducting its own  defense, then Supplier shall indemnify WellPoint for WellPoint’s reasonable costs of defense (including attorneys’ fees) and for any final award of damages, assessment of fines, penalties or other regulatory assessment, and/or settlement or compromise (and provided WellPoint gives Supplier an opportunity to comment on any proposed settlement or compromise).  The indemnified Party shall provide the indemnifying Party with prompt written notice of any claim that such indemnified Party believes falls within the scope of this Section 12.4.  Each Party shall use reasonable efforts to mitigate any potential damages or other adverse consequences arising from or related to the Services and/or Products.

13.	LIMITATION OF LIABILITY.

13.1	No Consequential Damages

13.1.1
In no event shall either Party be liable to the other or to any third party, whether in contract, tort (including negligence), warranty or otherwise, for any indirect, incidental, special, consequential, exemplary or punitive damages (including, without limitation, loss of profits) arising out of or relating to the Agreement, even if such Party has been advised of the possibility of such damages.

13.2	Limit on Direct Damages

13.2.1
In no event shall a Party’s aggregate liability exceed the amount paid by WellPoint to Supplier in the twelve (12) months immediately preceding the month in which the event occurred or dispute arose giving rise to the claim for damages.  Any amount owed by Supplier to WellPoint in the way of Service credits and a failed service level agreement as set forth in a Statement of Work, if applicable, shall not count toward any calculation of damages under this section.

13.3	Exceptions to Limitation of Liability

13.3.1
The limitations of liability in Sections 13.1 and 13.2 shall not apply to (i) a Party’s indemnification obligations under the Agreement, (ii) a breach by a Party of Section 8, Section 9 or Section 11.3.1(l)   of this Agreement or Section 2 of Exhibit LI, or (iii) claims relating to willful misconduct, gross negligence, personal injury or damage to property.

14.	SUBCONTRACTORS.

14.1	Subcontractors

14.1.1.                      Restrictions.  Supplier shall directly render all Services exclusively through its employees and shall not use any subcontractors except as may be authorized by WellPoint pursuant to this Article 14.  Prior to subcontracting any of the Services, Supplier shall notify WellPoint of the proposed subcontractor and shall obtain WellPoint’s approval of such subcontractor, which approval may be given in WellPoint’s sole discretion.  Prior to supplementing the scope of services for any previously approved subcontract relating to the Services, Supplier shall provide WellPoint with a summary description of the proposed supplement and shall obtain WellPoint’s approval thereof.

14.1.2. WellPoint Designated Subcontractors.  WellPoint may recommend Supplier to contract with one or more specified subcontractors to perform services on behalf of WellPoint under the direction and control of Supplier.

14.1.3.No Release of Supplier.  No subcontracting shall release Supplier from its responsibility for its obligations under this Agreement.  Supplier shall be responsible for the work and activities of each of the Supplier subcontractors, including compliance with the terms of this Agreement (and Supplier shall be jointly and severally liable for any subcontractor breaches thereof), including with respect to Confidential Information and Protected Health Information and Nonpublic Personal Financial Information as defined in Article 9 and the exhibits referenced therein.  Supplier shall be responsible for all payments to its subcontractors.

14.1.4.Prompt Payment.  Supplier shall promptly pay for all services, materials, equipment and labor used by Supplier in providing the Services in accordance with this Agreement and Supplier shall keep WellPoint’s premises free of all liens and encumbrances from Supplier subcontractors.

14.1.5.Removal of Subcontractor.  WellPoint may request, by notice, that Supplier replace any subcontractor for the reasons stated in such notice.  After receipt of such notice, Supplier shall have five days in which to investigate the matters stated and discuss its findings with WellPoint.  In the event that, following that five-day period, WellPoint still requests replacement of the Supplier subcontractor, Supplier shall, subject to the other provisions of this Agreement, cease using such Supplier subcontractor to provide the Services.  For the avoidance of doubt, WellPoint will not have the right under this Section 14.1.5 to require Supplier, or any subcontractor, to terminate any individual’s employment.  In the event that, in its reasonable discretion, WellPoint believes that any Supplier subcontractor (or individual retained by such Supplier subcontractor) is a threat to the health, safety or security of any of WellPoint’s, a WellPoint affiliate’s or a third-party’s personnel, data or property, or is disruptive to WellPoint’s or a WellPoint affiliate’s provision of health care services, or threatens to be, or is in breach of the terms of this Agreement or any WellPoint policy or procedure which was previously provided to Supplier, then WellPoint shall have the right to remove that Supplier subcontractor from the provision of the Services and, without limiting the foregoing, WellPoint shall have the right to restrict such Supplier subcontractor’s access to WellPoint’s or any WellPoint affiliate’s facilities and systems at its sole discretion.

14.1.6.Assignments.  Supplier shall not use any subcontractor, without first assigning all right, title and interest in any services performed by the subcontractors to Supplier, and obtaining such agreements from the subcontractors, evidenced by written contract, as are necessary for such assignment.

14.1.7.Subcontractor Compliance.  Supplier shall be responsible for each subcontractor’s compliance with the terms of the Agreement as well as for the subcontractor’s performance of any Services.  Regardless of any subcontract, Supplier shall remain WellPoint’s sole point of contact under the Agreement.

14.2	Diversity Business Enterprises

14.2.1
WellPoint supports the use of diverse suppliers and therefore asks its Suppliers who subcontract any of its obligations to a third party, to make reasonable best attempts to provide a certain percentage of the opportunities subcontracted to diversity business enterprises minority, women or veteran owned business enterprises (“DBE”).  If Supplier engages DBE subcontractors, Supplier shall provide information to WellPoint on the amount of Supplier’s expenditures on Subcontractors who are DBEs.  Such information shall be provided to WellPoint’s Sourcing and Supplier Performance Management Group at the address set forth in Section 4.3 herein and shall be subject to reasonable verification at WellPoint’s request.

15.	MISCELLANEOUS.

15.1	Assignment

15.1.1
Neither party may not assign its rights or obligations under the Agreement to any third Party without the prior written consent of the other party; except that either party may assign this Agreement to any Affiliate or in the case of a merger or acquisition of all or substantially all of its assets.  The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

15.2	Equal Opportunity Employer

15.2.1
Supplier shall not discriminate in employment on the basis of age, national origin, race, religion, sex or any other basis prohibited by law.  Supplier represents and warrants that it will at all times comply with applicable laws, including Section 3012 of the Vietnam Era Veteran Readjustment Assistance Act of 1974 and Section 60-250.4 of Title 41 of the Code of Federal Regulations relating to employment and advancement in employment of qualified handicapped individuals, disabled veterans and veterans of the Vietnam era.  Supplier agrees that all implementing rules and regulations of the Secretary of Labor, and all contract clauses and requirements which are applicable and set forth therein are incorporated herein by this reference.

15.3	Non-Discrimination and Nonharrassment Policies

15.3.1
To the extent Supplier assigns personnel to work onsite at any WellPoint location for more than an incidental duration, Supplier shall be responsible for distributing to each of such personnel a copy of WellPoint’s nonharrassment and nondiscrimination policies, copies of which shall be attached to the applicable Statement of Work relating to the Services to be performed by such personnel.  Supplier shall maintain a log or similar written record containing signed acknowledgment receipt by each of its Personnel of such policies.

15.4	No Employee Benefits or Participation in Benefits Plans.

15.4.1
To the extent Supplier provides Services to WellPoint using Supplier personnel (including subcontractors), no such Supplier personnel shall be entitled to receive any WellPoint employment benefits or otherwise participate in any WellPoint employee benefit plans and WellPoint shall not exercise any supervisory, disciplinary or similar control over Supplier’s personnel.

15.5	Compliance with WellPoint Policies and Procedures in Performance of Services

15.5.1
Supplier shall ensure that any Supplier personnel (including subcontractors), while assigned to provide services or otherwise visiting or accessing any WellPoint’s facilities, shall:  (i) comply with WellPoint’s then-current environmental, health, safety, and security policies and procedures and other rules and regulations applicable to WellPoint personnel at those facilities, (ii) comply with all reasonable requests of WellPoint, pertaining to personal and professional conduct, and (iii) otherwise conduct themselves in a professional and businesslike manner.  Upon WellPoint’s request, based on a reasonable belief that Supplier has breached this obligation, Supplier shall immediately remove any such Supplier personnel from WellPoint’s account and facilities and prevent such Supplier personnel from providing further services to WellPoint.

15.6	No Publicity

15.6.1
Supplier shall not, without the prior written consent of WellPoint in each instance, publicly refer to the existence or subject matter of the Agreement, publicly state that WellPoint, Anthem, or any WellPoint affiliate or division is a customer or potential or former customer of Supplier, or use the name or any trade name, trademark, or service mark of WellPoint, Anthem, or any WellPoint affiliate or division in any press release, advertising or promotional materials, or other communication disclosed to third Parties (except for any regulatory or governmental filings (required of Supplier by law) or represent that any product or service has been endorsed or approved by WellPoint.  If WellPoint permits Supplier to issue a communication relating to WellPoint in any way, Supplier shall submit to WellPoint for approval, and obtain WellPoint's written approval of, all advertising or other materials prepared under this Agreement, prior to the publication, broadcast or dissemination thereof.  Supplier acknowledges WellPoint is subject to certain branding rules promulgated by the Blue Cross and Blue Shield Association and Supplier agrees to adhere to any WellPoint directive relating to a communication consistent with such rules.

15.7	Governing Law

15.7.1	The Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to its conflict of laws principles.

15.8	Notices

15.8.1
All notices, requests, claims, demands, and other communications (each a “Notice”) under the Agreement shall be in writing and shall be given or made by delivery in person, by courier service, or by certified mail (postage prepaid, return receipt requested) to the respective Party at the following address set forth below or at such other address as such Party may hereafter notify the other Party in accordance with this Section.  Each such Notice will be effective as follows (each a “Receipt”):  (a) as of the day transmitted by facsimile if receipt has been electronically confirmed; (b) as of the date emailed so long as a duplicate copy is simultaneously provided by First Class mail; (c) as of the day actually delivered if sent by a recognized commercial express delivery service that uses delivery tracking technology; (d) four (4) business days after the date actually deposited with the U.S. mail if sent postage-paid First Class; and (e) as of the date actually delivered if delivered by personal courier to the office location of the recipient during normal business hours.

                                For WellPoint:
WellPoint, Inc.
120 Monument Circle
Indianapolis, IN 46204
Attention: General Counsel
Facsimile Number:

With a mandatory copy to:
WellPoint, Inc.
1 WellPoint Way
Thousand Oaks, CA 91362
Attention: Vice President, Strategic Sourcing
Facsimile Number:

For Supplier:

Chordiant Software, Inc.
20400 Stevens Creek Blvd.
Cupertino, CA 95014
Attn.: General Counsel
Facsimile Number: (408) 517-4989

15.9	Modification, Waiver

15.9.1
No modification to the Agreement shall be valid unless in writing and signed by each Party.  The waiver by either Party of a breach by the other Party of any provision set forth herein or in any Exhibit or this Master Agreement or of any right contained herein or in any Exhibit or this Master Agreement shall not operate as or be construed as a modification, continuing waiver or a waiver of any subsequent breach or right granted herein.  Nothing on any invoice, purchase order acknowledgment, shrink wrap license or any other “boilerplate” or standard terms issued by Supplier  at any time during the Term shall contradict, vary or amend the terms of this Agreement and any contrary or differing term shall have no force and effect.

15.10	Gratuities or Kickbacks

15.10.1
WellPoint may, by written notice to Supplier, terminate the Agreement, any Exhibit or Statement of Work, and some or all rights of Supplier hereunder, if WellPoint has a reasonable cause to believe that gratuities (in the form of entertainment, gifts or otherwise that were of inappropriate value and/or not in accordance with WellPoint’s Standards of Business Conduct in excess of that which is reasonable and customary in WellPoint’s industry, or which would not be considered in good taste if publicly scrutinized) were offered or given by Supplier, or any employee, subcontractor, agent or representative of Supplier, to an officer or employee of WellPoint in a position to secure or influence the awarding or amendment of the entire Agreement or, of any Exhibit or Statement of Work or any determination with respect to Supplier’s performance hereunder, or any decision or action favorable to Supplier.

15.11	Force Majeure

15.11.1
  In the event that a Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the Party invoking this provision (a “Force Majeure Event”), and if such Party shall have used reasonable efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party’s failure to perform shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence, unless such delay materially and adversely affects the other Party, in which case the other Party may, in its reasonable discretion, choose to terminate this Agreement or any Exhibit or Statement of Work without penalty; provided that if WellPoint terminates this Agreement or any Exhibit or Statement of Work due to Supplier’s inability to perform Support and Maintenance Services it shall be entitled to a refund of a pro-rata portion of the Support and Maintenance fees for any unused Support and Maintenance Services, pro rated on a monthly basis.  For the sake of clarification, under no circumstances will there be any refund of License or Services Fees except as otherwise provided in this Agreement.

15.12	Severability

15.12.1
If any provision of the Agreement is held to be invalid, illegal orunenforceable in any respect under applicable law, such provisionshall be excluded from the Agreement and the balance of theAgreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15.13	Relationship of Parties

15.13.1
The relationship between the Parties is that of independent contractors.  Neither Party is an agent, partner or employee of the other Party and neither Party has any right or any other authority to enter into any contract or undertaking in the name of or for the account of the other Party or to assume or create any obligation of any kind, express or implied, on behalf of the other Party, nor will the act or omissions of either create any liability for the other Party.  The Agreement shall in no way constitute or give rise to a partnership or joint venture between the Parties.

15.14	Titles and Subtitles

15.14.1	The titles and subtitles used in the Agreement are used forconvenience only and are not to be considered in construing orinterpreting the Agreement.

15.15	Counterparts

15.15.1
The Agreement or any Exhibit or Statement of Work may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.  Electronically delivered signature pages to this Agreement and any Exhibit or Statement of Work will be fully binding and enforceable without the need for delivery of the original signature page.

15.16	Deficit Reduction Act Notification to Supplier

15.16.1
Section 6032 of the Deficit Reduction Act of 2005 (“DRA”) andstate laws enacted pursuant to the DRA require certain entities to establish policies and procedures to help the entity, and its contractors and agents detect and prevent fraud, waste and abuse relating to services provided for certain government funded programs, including Medicaid.  The DRA and state laws also require certain entities to make their suppliers aware of the provisions of the False Claims Act and similar state statutes prohibit anyone from knowingly submitting or causing another person or entity to submit false claims for payment of government funds; and any person in violation is potentially liable for three times the damages, or loss, to the government plus substantial civil penalties (currently $5,500 to $11,000).    In addition, the False Statements Act prohibits anyone from making false statements or withholding material information in connection with the delivery of services to, or payments from the government.  Violations of these acts can also result in criminal convictions and up to 5 years in prison.  As part of our policies designed to prevent fraud, waste and abuse WellPoint does not retaliate against its associates who may report violations (or suspected violations) of state or federal False Claims Acts.  Supplier agrees to adopt a similar non-retaliation policy for its employees and other personnel.

15.17	Access by WellPoint Third Parties

15.17.1
WellPoint from time to time engages outsourcers, subcontractors and other third parties (“Third Party Servicers”) to perform administrative, maintenance, and other business and operational functions relating to WellPoint’s business for WellPoint, and nothing in the Agreement shall restrict access by such persons to the Services and/or Products, as applicable, as reasonably required for such Third Party Services to perform functions for and on behalf of WellPoint; and provided that such Third Party Servicers shall use or access the Products and/or Services solely for WellPoint’s benefit and shall have agreed to confidentiality provisions no less restrictive than those contained in this Agreement, and WellPoint shall remain responsible for such Third Party Servicer’s use or access to the Products and/or Services in accordance with the terms of this Agreement.

15.18	Transferred Entity

15.18.1
If any time during the Term WellPoint sells or otherwise transfers ownership of a business unit on Affiliate (a “Transferred Entity”) using any Services or Products, at WellPoint’s option the Transferred Entity may continue to use such Products and/or Services for a period not to exceed six (6) months, under the terms and conditions of this Agreement, provided such Transferred Entity signs an agreement with Supplier agreeing to be bound by the terms and conditions of this Agreement.   Supplier shall cooperate with WellPoint, the Transferred Entity and any new supplier in a transition to a new supplier’s products and/or services if the Parties mutually agreed to the terms of such transition assistance in a duly executed Statement of Work.

15.19	Waiver of Jury Trial

15.19.1
Each of the parties hereby unconditionally waives any right to a jury trial with respect to and in any action, proceeding, claim, counterclaim, demand, dispute or other matter whatsoever arising out of this agreement.

15.20	Covenant Not to Trade on Insider Knowledge

15.20.1
Each party acknowledges that the other Party is a publicly traded corporation.  Each Party agrees that it will not purchase or sell any stock of the other Party based on Confidential Information.  Each Party further agrees that, if it discloses Confidential Information to any other person or entity in accordance with this Agreement, it will advise that other person or entity of the duty not to trade based on Confidential Information.

15.21	Entire Agreement

15.21.1
This Master Agreement and each Exhibit and Statement of Work, including any Statement of Work issued under an Exhibit, together set forth the entire agreement of the Parties with respect to the subject matter of such Agreement, and supersede any and all prior proposals, agreements, understandings, and contemporaneous discussions, whether oral or written, between the Parties with respect to the subject matter of such Agreement.

B.                 EXHIBITS

1.	Overview of Exhibits

1.1	Each of the following documents are Exhibits and, if attached to this Master Agreement, are made a part of this Master Agreement:

(1)	Exhibit BAA (Business Associate Addendum)

(2)	Exhibit ET (E-Trading Partner Provisions)

(3)	Exhibit MCG (Medicare Compliance General)

(4)	Exhibit MCS (Medicare Compliance Specialty)

(5)	Exhibit EX (Supplier Reimbursable Expense Guidelines)

(6)	Exhibit PS (Professional Services)

(7)	Exhibit LI (Software License Terms)

(8)	Exhibit LI Order (Software License Order)

(9)	Exhibit ES (Escrow Agreement)

IN WITNESS WHEREOF, the undersigned have executed this Master Agreement and agree to be bound by its provisions as of the Effective Date.

Chordiant Software, Inc.                                                                           WellPoint, Inc.
SUPPLIER	COMPANY
By:           /s/ Peter Norman                                                                       By:           /s/ William S. Cook
                  William S. Cook
Its:           Chief Financial Officer                                                                Its:           Vice President
                 Sourcing & Supplier Performance
Date:                      June 15, 2007                                                              Date:       June 28, 2007

/s/ Steven R. Springsteel
Steven R. Springsteel                                               June 15, 2007

EXHIBIT BAA
BUSINESS ASSOCIATE ADDENDUM

This agreement (“Agreement”) is effective on June 15, 2007, and is between Chordiant Software, Inc. (“Business Associate”) and  WellPoint, Inc on behalf of itself and its affiliates who are Covered Entities or Business Associates and who have a business relationship with Business Associate, if any (hereinafter collectively “Company”).  The purpose of this Agreement is to comply with the requirements of the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations (45 C.F.R. Parts 160-64), any applicable state privacy laws, any applicable state security laws, Title V of the Gramm-Leach-Bliley Act (15 U.S.C. §6801 et seq.) and any applicable implementing regulations issued by the Insurance Commissioner or other regulatory authority having jurisdiction.  All capitalized terms in this Agreement that are not defined in this Agreement will have the meaning ascribed to those terms by 45 C.F.R. Parts 160-164, the Gramm-Leach-Bliley Act (GLBA) or applicable Insurance Commissioner regulations implementing GLBA that are applicable to Company’s relationship with Business Associate.

1.	Privacy of Protected Health Information and Nonpublic Personal Financial Information.

1.1	Permitted and Required Uses and Disclosures

1.1.1
Business Associate is   permitted or required to Use or disclose  Protected Health Information (“PHI”) and Nonpublic Personal Financial Information (“NPFI”) it requests, creates or receives for or from Company (or another business associate of Company) only as outlined in this Section 1.

1.2	Functions and Activities on Company’s Behalf

1.2.1
Business Associate is permitted to request, Use and disclose PHI and NPFI it creates or receives for or from Company (or another business associate of Company) only as described in this Agreement, or other agreements during their term that may exist between Company and Business Associate.

1.3	Business Associate’s Operations

1.3.1
Business Associate may Use PHI or NPFI it creates or receives for or from Company as necessary for Business Associate’s proper management and administration or to carry out Business Associate’s legal responsibilities. Business Associate may disclose such PHI (but not NPFI) as necessary for Business Associate’s proper management and administration or to carry out Business Associate’s legal responsibilities only if (a) The Disclosure is Required by Law; or (b) Business Associate obtains reasonable assurance evidenced by written contract, from any person or organization to which Business Associate will disclose such PHI that the person or organization will (i) Hold such PHI in confidence and Use or further disclose it only for the purpose for which Business Associate disclosed it to the person or organization or as Required by Law; and (ii) Notify Business Associate (who will in turn promptly notify Company) of any instance of which the person or organization becomes aware in which the confidentiality of such PHI was breached.

1.4	Data Aggregation Services

1.4.1	If specifically directed by the Company, and agreed to by the Business Associate, the Business Associate will provide Data Aggregation services relating to the Health Care Operations of the Company.

1.5	Minimum Necessary Information

1.5.1
In any instance when Business Associate Uses, requests or discloses PHI under this Agreement or in accordance with other agreements that exist between Company and Business Associate, Business Associate may Use or disclose only the minimum amount of PHI necessary to accomplish the intended purpose, except that Business Associate will not be obligated to comply with this minimum necessary limitation with respect to:

1.5.0.1	Disclosure to or request by a Health Care Provider for Treatment;

1.5.0.2	Use for or Disclosure to an Individual who is the subject of Company’s PHI, or that Individual’s Personal Representative;

1.5.0.3
Use or Disclosure made pursuant to an authorization compliant with 45 C.F.R. §164.508 that is signed by an Individual who is the subject of Company’s PHI to be used or disclosed, or by that Individual’s Personal Representative;

1.5.0.4	Disclosure to the United States Department of Health and Human Services (“HHS”) in accordance with Section C(5) of this Agreement;

1.5.0.5	Use or Disclosure that is Required by Law; or

1.5.0.6	Any other Use or Disclosure that is excepted from the Minimum Necessary limitation as specified in 45 C.F.R. §164.502(b)(2).

1.6	Use by Workforce

1.6.1
Business Associate shall advise members of its workforce of their obligations to protect and safeguard PHI and NPFI. Business Associate shall take appropriate disciplinary action against any member of its workforce who uses or discloses PHI or NPFI in contravention of this Agreement.

2.	Prohibitions on Unauthorized Requests, Use or Disclosure

2.1
Business Associate will neither Use nor disclose Company’s PHI or NPFI it creates or receives from Company or from another Business Associate of Company, except as permitted or required by this Agreement or as Required by Law or as otherwise permitted in writing by Company.  This Agreement does not authorize Business Associate to request, Use, disclose, maintain or transmit PHI in a manner that will violate 45 C.F.R. Parts 160-164.

2.2
Business Associate will not develop any list, description or other grouping of Individuals using NPFI received from or on behalf of Company, except as permitted by this Agreement or in writing by Company.  Business Associate will not request, Use or disclose any list, description or other grouping of Individuals that is derived using such NPFI, except as permitted by this Agreement or in writing by Company.

3.	Subcontractors and Agents

3.1
Business Associate will require any of its subcontractors and agents to provide reasonable assurance, evidenced by written contract, that subcontractor or agent will comply with the same privacy and security obligations as Business Associate with respect to such PHI and NPFI.

4.	Information Safeguards

4.1
Business Associate will develop, implement, maintain and use appropriate administrative, technical and physical safeguards, in compliance with Social Security Act § 1173(d) (42 U.S.C. § 1320d-2(d)), 45 C.F.R. Part 164.530(c) and any other implementing regulations issued by the U.S. Department of Health and Human Services, to preserve the Integrity and Confidentiality of and to prevent non-permitted or prohibited Use or Disclosure of PHI created or received for or from Company.  Business Associate will document and keep these safeguards current.

4.2
No later than the mandatory compliance date set forth in 45 Code of Federal Regulation §164.318, Business Associate will also develop and use appropriate administrative, physical and technical safeguards to preserve the Availability of electronic PHI, in addition to preserving the confidentiality and integrity of such PHI.   The “appropriate safeguards” Business Associate  uses in furtherance of 45 Code of Federal Regulation §164.530(c), will also meet the requirements contemplated by 45 Code of Federal Regulation Parts 160, 162 and 164, as amended from time to time.  In addition to reporting to Company any Use or Disclosure of PHI not permitted by the Agreement, Business Associate will also promptly report any Security Incidents of which Business Associate is aware, as detailed in Section D 1 of this Agreement.

4.3
The safeguards must also comply with requirements of insurance regulations implementing the Gramm-Leach-Bliley Act applicable to Company’s relationship with Business Associate with respect to Company’s NPFI.

4.4
Business Associate shall provide Company with such information concerning such safeguards as Company may from time to time request, and shall, upon reasonable request, give Company access to Business Associate’s facilities used for the maintenance or processing of PHI, for inspection and copying, and to its books, records, practices, policies and procedures concerning the Use and Disclosure of PHI, for the purpose of determining Business Associate’s compliance with this Agreement.

5.	Security Policies

5.1	Overview.

5.1.1	Business Associate shall maintain security policies that comply with all applicable laws and regulations. Company has the right to request a copy of Business Associate’s security policy.

5.2	Compliance with Standard Transactions

5.2.1	Overview of compliance with Standard Transactions

5.2.1.1
If Business Associate conducts in whole or part Standard Transactions on or after October 16, 2003, for or on behalf of Company, Business Associate will comply, and will require any subcontractor or agent involved with the conduct of such Standard Transactions to comply, with each applicable requirement of 45 C.F.R. Part 162 for which HHS has established Standards. Business Associate will comply by a mutually agreed date, but no later than the date for compliance with all applicable final regulations, and will require any subcontractor or agent involved with the conduct of such Standard Transactions, to comply, with each applicable requirement of the Transaction Rule 45 C.F. R. Part 162.  Business Associate agrees to demonstrate compliance with the Transactions by allowing Company to test the Transactions and content requirements upon a mutually agreeable date.  Business Associate will not enter into, or permit its subcontractors or agents to enter into, any trading partner agreement in connection with the conduct of Standard Transactions for or on behalf of Company that (i) changes the definition, data condition or use of a data element or segment in a Standard Transaction; (ii) adds any data elements or segments to the maximum defined data set;  (iii)Uses any code or data element that is marked “not used” in the Standard Transaction’s Implementation Specification or is not in the Standard Transaction’s Implementation Specification; or (iv) changes the meaning or intent of the Standard Transaction’s Implementation Specification.

5.2.2	Concurrence for Test Modification to Standard Transactions

5.2.2.1
Business Associate agrees and understands that there exists the possibility that Company or others may request from HHS an exception from the uses of a Standard in the HHS Transaction Standards.  If this request is granted by HHS, Business Associate agrees that it will participate in such test modification. [45 C.F.R. 162.940(a)(4)].

5.2.3	Incorporation of Modifications to Standard Transactions

5.2.3.1
Business Associate Agrees and understands that from time-to-time, HHS may modify and set compliance dates for the Transaction Standards.  Business Associate agrees to incorporate by reference into this Agreement any such modifications or changes. [45 C.F.R. 162.104].

5.2.4	Code Set Retention (Only for Plans) Guidelines and Requirements.

5.2.4.1
Both parties understand and agree tokeep open code sets being processed or used in the Agreement for at least the current billing period or any appeal period, whichever is longer.  [45 C.F.R. 162.925(c)(2)].

5.2.4.2
Business Associate further agrees to comply with any guidelines or requirements adopted by Company consistent with the requirements of HIPAA and any regulations promulgated thereunder, governing the exchange of information between Business Associate and the Company.

6.	PHI Access, Amendment and Disclosure Accounting

6.1	Access

6.1.1
Business Associate will promptly upon Company’s request make available to Company or, at Company’s direction, to the Individual (or the Individual’s Personal Representative) for inspection and obtaining copies any PHI about the Individual which Business Associate created or received for or from Company and that is in Business Associate’s custody or control, so that Company may meet its access obligations pursuant to and required by applicable law, including but not limited to 45 C.F.R. 164.524.

6.2	Amendment

6.2.1
Business Associate will, upon receipt of notice from Company, promptly amend or permit Company access to amend any portion of the PHI which Business Associate created or received for or from Company, pursuant to and required by applicable law, including but not limited to 45 C.F.R. Part 164.526. Business Associate will not respond directly to an Individual’s request for an amendment of their PHI held in the Business Associate’s Designated Record Set.  Business Associate will refer the Individual to Company so that Company can coordinate and prepare a timely response to the Individual.

6.3	Disclosure Accounting

6.3.1	Overview of Disclosure Accounting

6.3.1.1	The Company may meet its Disclosure accounting obligations, as outlined in this Section 6.3, pursuant to and required by applicable law, including but not limited to 45 C.F.R. Part 164.528.

6.3.2	Disclosure Tracking

6.3.2.1
Business Associate will promptly, but no later than within seven (7) days of the Disclosure, report to Company for each Disclosure, not excepted from Disclosure accounting under Section C.3(b) below, that Business Associate makes to Company or a third party of PHI that Business Associate creates or receives for or from Company, (i) the Disclosure date, (ii) the name and (if known) address of the person or entity to whom Business Associate made the Disclosure, (iii) a brief description of the PHI disclosed, and (iv) a brief statement of the purpose of the Disclosure (items i-iv, collectively, the “disclosure information”).  For repetitive Disclosures Business Associate makes to the same person or entity (including Company) for a single purpose, Business Associate may provide (a) the disclosure information for the first of these repetitive Disclosures, (b) the frequency, periodicity or number of these repetitive Disclosures and (c) the date of the last of these repetitive Disclosures.

6.3.3	Exceptions from Disclosure Tracking

6.3.3.1
Business Associate need not report Disclosure of information or otherwise account for Disclosures of PHI that this Agreement or Company in writing permits or requires (i) for the purpose of Company’s Treatment activities, Payment activities, or Health Care Operations; (ii) to the Individual who is the subject of the PHI disclosed, to that Individual’s Personal Representative or to another person or entity authorized by the Individual;  (iii) to persons involved in that individual’s Health Care or Payment for Health Care; (iv) for notification for disaster relief purposes; (v) for national security or intelligence purposes; (vi) to Law Enforcement Officials or Correctional Institutions regarding Inmates; or (vii) disclosed in a limited data set. Business Associate need not report any Disclosure of PHI that was made before April 14, 2003.

6.3.4	Individual Request for Disclosure

6.3.4.1
Business Associate will not respond directly to an Individual’s request for an accounting of Disclosures.  Business Associate will refer the Individual to Company so that Company can coordinate and prepare a timely accounting to the Individual.

6.3.5	Confidential Communications and Restriction Agreements

6.3.5.1
Business Associate will promptly, upon receipt of notice from Company, send an Individual’s communications to the identified alternate address. Business Associate will comply with any agreement Company makes that restricts Use or Disclosure of Company’s PHI pursuant to 45 C.F.R. §164.522(a), provided that Company notifies Business Associate in writing of the restriction obligations that Business Associate must follow. Company will promptly notify Business Associate in writing of the termination or modification of any confidential communication requirement or restriction agreement.

6.3.6	Disclosure to U.S. Department of Health and Human Services

6.3.6.1
Business Associate shall make its internal practices, books, and records relating to the Use and Disclosure of PHI received from Company (or created or received by Business Associate on behalf of Company) available to the Secretary of the United States Department of Health and Human Services, for purposes of determining Company’s compliance with 45 C.F.R. Parts 160-164.   Unless the Secretary directs otherwise, Business Associate shall promptly notify Company of Business Associate’s receipt of such request, so that Company can assist in compliance with that request.

7.	Breach of Privacy and Security Obligations.

7.1	Reporting

7.1.1
Business Associate will report to Company any Use or Disclosure of PHI (including Security Incidents) not permitted by this Agreement or in writing by Company.  Business Associate will promptly, but no later than within one (1) business day after Business Associate’s discovery of the breach,  make the report as instructed on Company’s website, www.wellpoint.com after Business Associate learns of such non-permitted or prohibited Use or Disclosure.

7.1.2
Business Associate’s report will at least: (a) Identify the nature of the non-permitted or prohibited Use or Disclosure (b) Identify the PHI used or disclosed(c) Identify who made the non-permitted or prohibited Use or received the non-permitted or prohibited Disclosure (d) Identify what corrective action Business Associate took or will take to prevent further non-permitted or prohibited Uses or Disclosures (e) Identify what Business Associate did or will do to mitigate any deleterious effect of the non-permitted or prohibited Use or Disclosure and (f) Provide such other information, including a written report, as Company may reasonably request.

7.2	Breach

7.2.1
Without limiting the rights of the parties elsewhere set forth in the Agreement or available under applicable law, if Business Associate breaches its obligations under this Agreement, Company may, at its option: (a)Exercise any of its rights of access and inspection under Section 4 of this Agreement (b)Require Business Associate to submit to a plan of monitoring and reporting, as Company may determine appropriate to maintain compliance with this Agreement and Company shall retain the right to report to the Secretary of HHS any failure by Business Associate to comply with such monitoring and reporting; or Immediately and unilaterally, terminate the Agreement, without penalty to Company or recourse to Business Associate, and with or without an opportunity to cure the breach. Company’s remedies under this Section and set forth elsewhere in this Agreement shall be cumulative, and the exercise of any remedy shall not preclude the exercise of any other.

8.	Obligations upon Termination

8.1	Return or Destruction

8.1.1
Upon termination, cancellation, expiration or other conclusion of the Agreement, Business Associate will if feasible return to Company or destroy all PHI, in whatever form or medium (including in any electronic medium under Business Associate’s custody or control), that Business Associate created or received for or from Company, including all copies of and any data or compilations derived from and allowing identification of any Individual who is a subject of the PHI.  Business Associate will complete such return or destruction as promptly as possible, but not later than thirty (30) days after the effective date of the termination, cancellation, expiration or other conclusion of Agreement.  Business Associate will identify any PHI that Business Associate created or received for or from Company that cannot feasibly be returned to Company or destroyed, and will limit its further Use or Disclosure of that PHI to those purposes that make return or destruction of that PHI infeasible.  Within such 30 days, Business Associate will certify in writing to Company that such return or destruction has been completed, will deliver to Company the identification of any PHI for which return or destruction is infeasible and, for that PHI, will certify that it will only Use or disclose such PHI for those purposes that make return or destruction infeasible.

8.2	Continuing Privacy and Security Obligation

8.2.1
Business Associate’s obligation to protect the privacy and security of the PHI it created or received for or from Company will be continuous and survive termination, cancellation, expiration or other conclusion of this Agreement.

9.	General Provisions

9.1	Definitions

9.1.1
The capitalized terms in this Agreement have the meanings set out in 45 C.F.R. Parts 160-164, as it may be amended from time to time.  As of the execution date of this Agreement, the terms outlined within this Section 9 are some of the relevant definitions set out in the Code of Federal Regulations.

9.1.2	“Disclosure” means the release, transfer, provision of, access to, or divulging in any other manner of information outside the entity holding the information.

9.1.3
“Electronic Media” means (1) Electronic storage media including memory devices in computers (hard drives) and any removable/transportable digital memory medium, such as magnetic tape or disk, optical disk, or digital memory card; or (2) Transmission media used to exchange information already in electronic storage media.  Transmission media include, for example, the internet (wide-open), extranet (using internet technology to link a business with information accessible only to collaborating parties), leased lines, dial-up lines, Private networks, and the physical movement of removable/transportable electronic storage media.  Certain transmissions, including of paper, via facsimile, and of voice, via telephone, are not considered to be transmissions via electronic media, because the information being exchanged did not exist in electronic form before the transmission.

9.1.4	“Individual” means the person who is the subject of Protected Health Information.

9.1.5
“Individually Identifiable Health Information” means information that is a subset of health information, including demographic information collected from an Individual; and: (a)  is created or received by a Health Care Provider, Health Plan, Employer, or Health Care Clearinghouse; and (b) relates to the past, present or future physical or mental health condition of an Individual; the provision of Health Care to an Individual; or the past, present, or future payment for the provision of Health Care to an Individual; and (i) that identifies the Individual; or (ii) with respect to which there is a reasonable basis to believe the information can be used to identify the Individual.

9.1.6
“Nonpublic Personal Financial Information (NPFI)” means personally identifiable financial information not available to the public.  NPFI includes any consumer description, including name and social security number, consumer listing, or consumer grouping; or the including of publicly available information (such as name and address), if derived using NPFI.  NPFI excludes health information, publicly available information  (except when derived from NPFI and included in a consumer listing, consumer description, or consumer grouping), or any consumer description, consumer listing, or consumer grouping not derived from NPFI and not disclosed in a manner that indicates individuals are a financial institution’s consumers.

9.1.7
“Personally Identifiable Financial Information” means information a consumer provides, by application or otherwise, to Company to obtain an insurance product or service, or that Company collects in connection with or resulting from a transaction involving an insurance product or service. Personally Identifiable Financial Information includes: (a)  Account balance information, payment history, social security number, information the consumer provides, or Company or its agent obtains, in connection with collecting or servicing loans, information from a consumer report, and information Company collects through a device, such as Internet cookies, that gathers information from a web server. (b) The fact that a consumer is or has been Company’s customer, that consumer obtained insurance products or services from Company, and any information about Company’s consumers that would, if disclosed, indicate that the individual is the Company’s consumer. Personally Identifiable Financial Information excludes health information, lists of customers’ names and addresses of an entity that is not a financial institution; and information that does not identify a consumer (e.g., aggregated or blind data without personal identifiers, account numbers, names or addresses).

9.1.8
“Protected Health Information (PHI)” means Individually Identifiable Information (i) except as provided in paragraph (ii) of this definition that is: (a) Transmitted by Electronic Media; (b) Maintained in Electronic Media; or (c) Transmitted or maintained in any other form or medium (ii) Protected Health Information excludes Individually Identifiable Health Information in (a)Education records covered by the Family Educational Rights and Privacy Act, as amended. 20 U.S.C. 1232g; (b) Records described at 20 U.S.C. 1232g(a)(4)(B)(iv); and (c) Employment records held by a Covered Entity in its role as Employer.

9.1.9
“Security Incident” means an attempted or successful unauthorized access, use, disclosure, modification or destruction of information or interference with system operations in an information system, involving Protected Health Information that is created, received maintained or transmitted by or on behalf of Company in electronic form.

9.1.10
“Use” means, with respect to Individually Identifiable Health Information, the sharing, employment, application, utilization, examination, or analysis of such information with an entity that maintains such information.

9.2	Amendment.

9.2.1
From time to time local, state or federal legislative bodies, boards, departments or agencies may enact or issue laws, rules, or regulations pertinent this Agreement.  In such event, Business Associate agrees to immediately abide by all said pertinent laws, rules, or regulations and to cooperate with Company to carry out any responsibilities placed upon Company or Business Associate by said laws, rules, or regulations. Either Company or Business Associate may terminate this Agreement if amendment or addition to 45 C.F.R. Parts 160-164 or to insurance regulations implementing GLBA affects the obligations under this Agreement of the party exercising the right of termination.  The party so affected may terminate Agreement by giving the other party written notice of such termination at least 90 days before the compliance date of such amendment or addition to 45 C.F.R. Parts 160-164 or to such insurance commissioner regulations.

9.3	Conflicts.

9.3.1
The terms and conditions of this Agreement will override and control any conflicting term or condition of any other agreement between the parties with respect to the subject matter herein.  All non-conflicting terms and conditions of the said other agreement(s) remain in full force and effect.

9.4	Owner of PHI.

9.4.1	Company is the exclusive owner of PHI generated or used under the terms of the Agreement.

9.5	Subpoenas

9.5.1	Business Associates agrees to relinquish to Company control over subpoenas Business Associates receive with regard to PHI belonging to Company.

9.6	Disclosure of De-identified Data

9.6.1
The process of converting PHI to De-identified Data (DID) is set forth in 45 C.F.R Part 164.514.  In the event that Company provides Business Associate with DID, Business Associate shall not be given access to, nor shall Business Associate attempt to develop on its own, any keys or codes that can be used to re-identify the data.

9.7	Creation of De-identified Data

9.7.1
In the event Business Associate wishes to convert PHI to DID, it must first subject its proposed plan for accomplishing the conversion to Company for Company’s approval, which shall not be unreasonably withheld provided such conversion meets the requirements of 45 C.F.R. Part 164.514.

9.8	Assignment/Subcontract

9.8.1
Company shall have the right to review and approve any proposed assignment or subcontracting of Business Associate’s duties and responsibilities arising under the Agreement, as it relates to the Use or creation of PHI (or DID if applicable].

9.9	Audit

9.9.1
Company shall have the right to audit and monitor all applicable activities and records of Business Associate to determine Business Associate’s compliance with the requirements relating to the creation or Use of PHI [and DID, if applicable] as it relates to the privacy and security sections of this Agreement.

9.10	Intent

9.10.1	The parties agree that there are no intended third party beneficiaries under this Agreement.

9.11	Indemnity

9.11.1	Overview of Indemnity

9.11.1.1  Business Associate will indemnify and hold harmless Company and any Company affiliate, officer, director, employee or agent from and against any claim, cause of action, liability, damage, cost or expense, including attorneys’ fees and court or proceeding costs, arising out of or in connection with any non permitted or prohibited Use or Disclosure of PHI or other breach of this Agreement by Business Associate or any subcontractor, agent, person or entity under Business Associate’s control.

9.11.2	Right to Tender or Undertake Defense

9.11.2.1
If Company is named a party in any judicial, administrative or other proceeding arising out of or in connection with any non-permitted or prohibited Use or Disclosure of PHI or other breach of this Agreement by Business Associate or any subcontractor, agent, person or entity under Business Associate’s control, Company will have the option at any time either (i) to tender its defense to Business Associate, in which case Business Associate will provide qualified attorneys, consultants and other appropriate professionals to represent Company’s interests at Business Associate’s expense, or (ii) undertake its own defense, choosing the attorneys, consultants and other appropriate professionals to represent its interests, in which case Business Associate will be responsible for and pay the reasonable fees and expenses of such attorneys, consultants and other professionals.

9.11.3	Right to Control Resolution

9.11.3.1
Company will have the sole right and discretion to settle, compromise or otherwise resolve any and all claims, causes of actions, liabilities or damages against it, notwithstanding that Company may have tendered its defense to Business Associate.  Any such resolution will not relieve Business Associate of its obligation to indemnify Company under Section E.11 of this Agreement.

MASTER EXHIBIT ET
E-TRADING PARTNER PROVISIONS

WellPoint and Supplier (each a “party”) wish to facilitate purchase and sale transactions under the Agreement (“Transactions”) between them by electronically transmitting and receiving data through Ariba, Inc. Ariba Supplier Network (“ASN”).  The parties wish to assure that such Transactions are legally valid and enforceable, notwithstanding the use of available electronic technologies in lieu of conventional printed, typed or hand written documents on paper or on other “hard” media. Therefore, the parties agree as follows:
1.	Prerequisites

1.1	Documents

1.1.1	Each party may electronically transmit and/or receive purchase and sale information and documents (collectively, “Documents”) to and from the other party through ASN.

1.2	ASN Membership

1.2.1	Supplier agrees to enter into an ASN agreement with Ariba, Inc., at Supplier’s sole expense, in order to transmit and receive Documents to and from WellPoint.

1.3	System Operations

1.3.1	Each party, at its own expense, shall arrange for the provision and maintenance of equipment, software, ASN services and testing necessary to transmit and receive Documents effectively and reliably.

1.4	Security Procedures

1.4.1
Each party shall be responsible for using security procedures that are reasonably sufficient to ensure that all transmissions of Documents are authorized and to protect its business records and data from improper access. Supplier will comply with WellPoint’s ebusiness Secure Coding policy, which is based upon industry best practices. Failure to comply and remedy any violation shall be considered a breach of the Agreement and shall, at WellPoint’s option, be grounds for termination of the Agreement. Violation may, as set forth in any applicable SOW, also subject Supplier to financial penalties.

1.5	Signatures

1.5.1
Each party shall adopt as its signature on Documents an electronic identification consisting of symbol(s) or code(s), which are to be affixed to or contained in each Document, transmitted by such party (“Signature(s)”).  Each party agrees that any Signature(s) of such party affixed to or contained in any transmitted Document shall be sufficient to verify that such party originated the Document.  Neither party shall disclose to any unauthorized person the Signature(s) of the other party.

2.	Transmissions.

2.1	Garbled Transmissions

2.1.1
If any transmitted Document is received in an incomplete, unintelligible or garbled form, the receiving party shall promptly notify the originating party (if identifiable from the Document received) in a reasonable manner.  In the absence of such a notice, the originating party’s records of the contents of such Document shall control.

3.	Transaction Terms.

3.1	Validity and Enforceability

3.1.1
This Master Exhibit ET evidences the mutual intent of the Parties to create binding purchase and sale obligations pursuant to the electronic transmission and receipt of Documents specifying certain of the applicable terms.

3.2	Signed Document

3.2.1
Any Document properly transmitted pursuant to this Master Exhibit ET shall be considered, in connection with any Transaction, , or the Agreement, to be a “writing” or “in writing”, and any such Document containing, or to which there is affixed, a Signature (“Signed Document”) shall be deemed for all purposes (a) to have been “signed” and (b) to constitute an “original” when printed from electronic files or records established and maintained in the normal course of business.

3.3	Course of Dealing

3.3.1
The conduct of the parties pursuant to this Agreement, including the use of Signed Documents properly transmitted pursuant to this Agreement, shall, for all purposes, evidence a course of dealing and a course of performance accepted by the parties in furtherance of this Agreement, any Transaction.

3.4	Validity

3.4.1
The parties agree not to contest the validity or enforceability of Signed Documents under the provisions of any applicable law relating to whether or not certain agreements are to be in writing or signed by the party to be bound thereby.  Signed Documents, if introduced on paper in any judicial, arbitration, mediation or administrative proceeding, shall be valid to the same extent and under the same conditions as other business records originated and maintained in documentary form.  Neither party shall contest the admissibility of copies of Signed Documents under either, the business records exception to the hearsay rule, or the best evidence rule on the basis that the Signed Documents were not originated or maintained in documentary form or on any other basis.

[End of Master Exhibit ET]

MASTER EXHIBIT MCG
MEDICARE COMPLIANCE GENERAL

THE CLAUSES SET FORTH BELOWAPPLY IF SUPPLIER’S SERVICES ARE TO BE PERFORMED FOR PURPOSES OF THE MEDICARE PROGRAM.
1.	Disclosure of Information

1.1
If Supplier, its agents, officers, or employees might reasonably be expected to have access to information within the purview of Section 1106 of the Social Security Act, as amended, and regulations prescribed pursuant thereto, Supplier agrees to establish and maintain procedures and controls so that no information contained in its records or obtained from WellPoint and/or the Secretary of Health and Human Services or from others in carrying out the terms of this Agreement shall be used  by or disclosed by Supplier, its agents, officers, or employees, except as provided in Section 1106 of the Social Security Act, as amended, and Regulations prescribed thereunder.

2.	Prohibition Against Use of Department of Health and Human Services Funds to Influence Legislation or Appropriations

2.1
No part of any funds paid under this Agreement shall be used to pay the salary or expenses of Supplier to engage in any activity designed to influence legislation or appropriations pending before Congress.

3.	Automatic Termination of Subcontract Clause

3.1
This clause is applicable to this Agreement if its term exceeds the term of the agreement between the Secretary of Health and Human Services and WellPoint, unless the Secretary agrees to its omission if this order is solely for the purchase of supplies or equipment: “In the event the Medicare contract between the Secretary and WellPoint is terminated, the order/contract between WellPoint and Supplier will be terminated unless the Secretary and WellPoint agree to the contrary. Such termination shall be accomplished by delivery of written notice to Supplier of the date upon which said termination will become effective.” If WellPoint wishes to continue this subcontract relative to its own business after the agreement between the Secretary of Health and Human services and WellPoint has been terminated, it may do so, provided that it assures the Secretary in writing that the Secretary’s obligations will terminate at the time the Medicare agreement terminates, subject to the termination cost provisions provided for in the agreement between the Secretary and WellPoint.

4.	Fees or Kickbacks of Subcontractors

4.1
Public Law 86-695, September 2, 1960 (41 U.S.C. 51-54), among other things, prohibits the payment, directly or indirectly, by or on behalf of a subcontractor in any tier under any Government negotiated contract of any fees, gift, or gratuity to the prime contractor or any higher tier subcontractor or any officer, agent, partner or employee thereof, as an inducement or acknowledgment for the award or a subcontract or order.

4.2
The provisions of Public Law 86-695, are set in more detail in Section 1-1.320 of the Federal Procurement Regulations (41 CFR 1-1.32) and are applicable to this Agreement and any subcontracts entered into under this Agreement.

5.	Privacy Act

5.1
The Privacy Act of 1974, Public Law 93-579, and the Regulations and General Instructions issued by the Secretary pursuant thereto, are applicable to this Agreement, and to all subcontracts thereunder to the extent that the design, development, operation or maintenance of a system of records as defined in the Privacy Act is involved.

6.	Affirmative Action for Handicapped Workers

6.1
The following provisions are applicable to the subcontract if the cost to Medicare exceeds $2,500: (a) Supplier will not discriminate against any employee or applicant for employment because of a physical or mental handicap in regard to any position for which the employee or applicant for employment is qualified and Supplier agrees to take affirmative action to employ, advance in employment and otherwise treat qualified handicapped individuals without discrimination based upon their physical or mental handicap in all employment practices, such as the following: employment, upgrading, demotion or transfer, recruitment, advertising, layoff or termination, rates of pay or to other forms of compensation, and selection for training, including apprenticeships.  (b) Supplier agrees to comply with the rules, regulations, and relevant orders of the Secretary of Labor issued pursuant to Section 503 or the Rehabilitation Act of 1973.  (c) In the event of Supplier’s noncompliance with the requirements of this clause, actions for noncompliance may be taken in accordance with rules, regulations and relevant orders of the Secretary of Labor issued pursuant to Section 503 of the Rehabilitation Act of 1973.  (d) Supplier agrees to post in conspicuous places, available to employees and applicants for employment, notices in a form to be prescribed by the Director of the Office of Federal Contract Compliance Programs of the United States Department of Labor, provided by or through the Secretary.  Such notices shall state Supplier’s obligation under the law to take affirmative actions for employment, and the rights of the applicants and employees.  (e) Supplier will notify each labor union or representative of workers with which it has a collective bargaining agreement or other contract understanding that Supplier is bound by the terms of Section 503 of the Rehabilitation act of 1973, and is committed to take affirmative action to employ and advance in employment physically and mentally handicapped individuals.  (f) Supplier will include the provisions of this clause in every subcontract or purchase order if the cost to Medicare is $2,500 or more, unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 503 of the Rehabilitation act of 1973, so that such provisions will be binding upon each subcontractor or vendor of Supplier, and Supplier will take action with respect to any subcontract or purchase order as the Director  of  the  Office of Federal Contract Compliance Program may lawfully direct to enforce such provisions, including action for noncompliance, as specified in 41 Federal Register No. 75, Section 60-741.28 at page 16153.

7.	Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals.

7.1
It is the policy of the United States that small businesses concerns and small business concerns owned and controlled by socially and disadvantaged individuals shall have the maximum practicable opportunity to participate in performance of contracts let by any Federal Agency.

7.2
Supplier agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with the efficient performance of this Agreement, and Supplier further agrees to cooperate in any studies or surveys that may be conducted by the Small Business Administration or the Secretary which may be necessary to determine the extent of Supplier’s compliance with this clause.

7.3	The term “small business concern” means a small business as defined pursuant to Section 3 of the Small Business Act and in relevant regulations promulgated pursuant thereto.

7.4
The term “small business concern owned and controlled by socially and economically disadvantaged individuals” means a small business concern (i) which is at least fifty-one percent (51%) owned by one or more socially and economically disadvantaged individuals, or, in the case of a publicly-owned business, at least fifty-one percent (51%) of the stock thereof is owned by one or more socially and economically disadvantaged individuals, and (ii) whose management and daily business operations are controlled by one or more of such individuals (Supplier shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, and other minorities, or any other individual found to be disadvantaged by the Small Business Administration pursuant to Section (a) of the Small Business Act).  (d) Supplier, acting in good faith, may rely on written representations by its subcontractors that they are either small business concerns or small business concerns owned and controlled by socially and economically disadvantaged individuals.

MASTER EXHIBIT MCS
MEDICARE COMPLIANCE SPECIALTY
Medicare Advantage and Medicare Part D

These provisions only apply to services provided by Supplier to or for WellPoint’s Medicare Advantage and/or Medicare Part D plans in accordance with and pursuant title XVIII of the Social Security Act (Act) (specifically, but not limited to, Social Security Act Parts C and Part D), and any subsequent amendments or relevant provision in the Act and applicable regulations .  In the event that there is a conflict between the attached agreement and these Medicare Advantage and Medicare Part D terms and conditions, the Medicare Advantage and Medicare Part D terms and conditions shall control, but only as they relate to services provided to Covered Individuals enrolled in WellPoint’s Medicare Advantage and/or Medicare Part D plans.
1.	Federal Funds.

1.1
Consistent with, but not limited to, 42 C.F.R. 423.100, 42 C.F.R. Part 422, Title VI of the Civil Rights Act of 1964 as implemented by 45 CFR part 84; the Age Discrimination Act of 1975 as implemented by 45 CFR part 91; the Americans With Disabilities Act; the Rehabilitation Act of 1973 and other regulations applicable to recipients of Federal Funds, Supplier acknowledges that payments Supplier receives from WellPoint to provide services to Medicare Advantage and/or Medicare Part D enrollees are, in whole or part, from Federal funds. Therefore, Supplier and any of its subcontractors may be subject to certain laws that are applicable to individuals and entities receiving Federal funds.

2.	Confidential Information.

2.1
Supplier recognizes that in the performance of its obligations under this Agreement it may be party to WellPoint’s proprietary, confidential, or privileged information, including, but not limited to, information concerning WellPoint’s members.  Supplier agrees that, among other items of information, the identity of, and all other information regarding or relating to any of WellPoint’s  is confidential.  Supplier agrees to treat such information as confidential and proprietary information of WellPoint, and all such information shall be used by Supplier only as authorized and directed by WellPoint pursuant to this Agreement, and shall not be released to any other person or entity under any circumstances without express written approval of WellPoint.  During and after the term of this Agreement, Supplier shall not disclose or use any of the information described in this Section for a purpose unrelated to the terms and obligations of this Agreement.  Further, Supplier agrees to abide by all Federal and State laws regarding confidentiality and disclosure of Medicare Advantage and/or Medicare Part D enrollee information.  In addition, Supplier agrees to abide by the confidentiality requirements established by WellPoint and CMS for the Medicare Advantage and/or Medicare Part D program.

3.	Inspection of Books and Records.

3.1
In accordance with, but not limited to, 42 C.F.R. 422.504(i) and/or 42 C.F.R. 423.505(i), Supplier acknowledges that the Department of Health and Human Services (HHS), the Comptroller General, or their designees have the right to inspect any pertinent contracts, books, documents, papers, and records of Supplier, or its subcontractors or transferees involving transactions related to WellPoint’s Medicare Advantage and/or Medicare Part D contract through ten (10) years from the final date of the contract period or from the date of the completion of any audit, or for such longer period provided for in 42 CFR 422.504(e)(4), 423.505(e)(4) or other applicable law,  whichever is later.  For the purposes specified in this provision, Supplier agrees to make available Supplier’s premises, physical facilities and equipment, records relating to WellPoint’s Medicare Advantage and/or Medicare Part D enrollees, and any additional relevant information that CMS may require.

4.	Independent Status

4.1
Supplier is an independent contractor and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between Supplier and WellPoint.  At no time shall either party make commitments or incur any charges or expenses for or in the name of the other party except as otherwise permitted by this Agreement.

5.	Subcontractors.

5.1
In accordance with, but not limited to, 42 C.F.R. 422.504(i)(3)(ii) and/or 42 C.F.R. 423.505(i)(3), Supplier agrees that if Supplier enters into subcontracts to perform services under the terms of the Agreement, Supplier’s subcontracts shall include an agreement by the subcontractor to comply with all of the Supplier obligations in this Medicare Advantage and Medicare Part D Regulatory Exhibit and applicable terms in the attached Agreement.

6.	Federal and State Laws

6.1
Consistent with, but not limited to, 42 C.F.R. 422.504(i)(4) and  422.504(i)(3)(iii) and/or 423.505(i)(4) and 423.505(i)(3)(iii) Supplier agrees to comply, and to require any of its subcontractors to comply, with all applicable Federal and State laws, regulations, CMS instructions, and policies relevant to the activities to be performed under the Agreement, including but not limited to, CMS Medicare Advantage and Medicare Part D marketing guidelines, and any requirements for CMS prior approval of materials. Further, Supplier agrees that any services provided by the Supplier or its subcontractors to WellPoint’s Medicare Advantage and/or Medicare Part D enrollees will be consistent with and will comply with WellPoint’s Medicare Advantage and/or Medicare Part D contractual obligations.

7.	Compliance Program

7.1
WellPoint maintains an effective Compliance Program and Standards of Business Conduct, and requires its employees to act in accordance therewith.  WellPoint will provide a copy of its then current Standards of Business Conduct to Supplier upon request.  Consistent with the preceding and to the extent applicable, WellPoint and its subcontractors may be required to monitor for Fraud, Waste and Abuse consistent with CMS guidance.  To the extent applicable, Supplier acknowledges that certain CMS guidance on Fraud, Waste and Abuse may be implicated by the Agreement and agrees to take appropriate actions to identify and/or monitor for such activities, including but not limited producing Supplier’s plan to monitor for Fraud, Waste and Abuse.

8.	Hold Harmless

8.1
In accordance with, but limited to, 42 C.F.R. 422.504(i) and 422.504(g)(1) and (2) and/or 423.505(i) and 423.505(g), Supplier agrees that in no event, including but not limited to non-payment by Plan, insolvency of Plan or breach of the Agreement, shall Supplier bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Medicare Advantage and/or Medicare Part D enrollee for covered services provided pursuant to the Agreement.  This provision does not prohibit the collection of supplemental charges or Co-payments made in accordance with the terms of the Medicare Advantage and/or Medicare Part D enrollee’s benefits.

9.	Ineligible Persons

9.1
Supplier warrants and represents that at the time of entering into this Agreement and/or when providing services to or for the benefit of Medicare Advantage and/or Medicare Part D members under this Agreement, neither he/she/it nor any of his/her/its employees, contractors, subcontractors or agents are ineligible persons identified on the General Services Administrations’ List of Parties Excluded from Federal Programs and the HHS/OIG List of Excluded Individuals/Entities.  If required by CMS or WellPoint, Supplier agrees to sign a certification  consistent with the meaning and requirements of this provision.

9.2
In the event Supplier or any employees, subcontractors or agents thereof becomes an ineligible person after entering into this Agreement or otherwise fails to disclose his/her/its ineligible person status, Supplier shall have an obligation to (a) immediately notify WellPoint of such ineligible person status and (b) within ten (10) days of such notice, remove such individual from responsibility for, or involvement with, WellPoint’s business operations related to this Medicare Advantage and Medicare Part D attachment.

9.3	WellPoint retains the right to provide notice of immediate termination of the Agreement to Supplier in the event it receives notice of Supplier's ineligible person status.

10.	Conflict of Interest

10.1
To the extent required by CMS or WellPoint, Supplier agrees to certify that it will require its managers, officers and directors responsible for the administration or delivery of Medicare Advantage and/or Part D benefits to sign a conflict of interest statement, attestation, or certification at the time of hire and annually thereafter certifying that the manager, officer or director is free from any conflict of interest in administering or delivering Medicare Advantage and/or Part D benefits.

11.	Illegal Remunerations

11.1
Supplier specifically represents and warrants that activities to be performed under the Agreement are not considered illegal remunerations (including kickbacks, bribes or rebates) as defined in § 1128B(b) of the Social Security Act.

12.	Indemnification for Non-compliance

12.1
Supplier agrees to indemnify and hold WellPoint harmless from and against any and all liabilities, claims and expenses connected therewith, including reasonable attorneys fees, arising from any acts or omissions of Supplier, not specifically authorized or directed by WellPoint, violating or resulting in an investigation under § 1128B(b) of the Social Security Act or any other Federal or State law or regulation.

13.	Termination-Regulatory Issues

13.1
In accordance with, but not limited to, 42 C.F.R. 422.504(i)(5) and/or 423.505(i)(5), if during the term of the Agreement, WellPoint concludes that it is necessary to cancel any of the activities to be performed under this Agreement in order to comply with Federal or State laws, regulations, or policies, WellPoint may, at its discretion, cancel the activity and be relieved of any related obligations under the terms of the Agreement.  If WellPoint or Supplier concludes that it is necessary to reorganize or restructure any of the activities to be performed under this Agreement in order to comply with Federal or State laws, regulations, or policies, WellPoint or Supplier may request to renegotiate such terms.

14.	Oversight Responsibility

14.1
Supplier acknowledges that  WellPoint shall oversee and monitor Supplier’s performance of its responsibilities set forth in this Agreement on an ongoing basis and that WellPoint is ultimately responsible to CMS for the performance of such services.  Supplier further acknowledges that WellPoint shall oversee and is accountable to CMS for the functions and responsibilities described in the Medicare Advantage and Medicare Part D regulatory standards and ultimately responsible to CMS for the performance of all services.

15.	Revocation

15.1
Supplier agrees that WellPoint has the right to revoke this agreement if CMS or WellPoint determines that Supplier has not performed the services satisfactorily and/or if requisite reporting and disclosure requirements are not otherwise fully met in a timely manner.  Such revocation shall be consistent with the termination provisions of the Agreement.

16.	Approval of Materials

16.1
Any printed materials, including but not limited to letters to WellPoint’s members, brochures, advertisements, telemarketing scripts, packaging prepared or produced by Supplier or any of its subcontractors pursuant to this Agreement must be submitted to WellPoint for review and approval at each planning stage (i.e., creative, copy, mechanicals, blue lines, etc.) to assure compliance with Federal, state, and Blue Cross and Blue Shield Association guidelines.  WellPoint agrees its approval will not be unreasonably withheld or delayed.

MASTER EXHIBIT EX
EXPENSE GUIDELINES

1.	General

1.1
When practical to do so, Supplier shall book all travel for purposes of the Agreement through WellPoint’s travel service.  Arrangements can be made for air fare, hotel and rental cars. Supplier should communicate to WellPoint’s travel service that the travel is on behalf of WellPoint and that any applicable discounts available to WellPoint should be obtained. Supplier shall provide to the travel service the name and telephone number of the Procurement Representative assigned to Supplier by WellPoint.  Any airline ticket, car rental and hotel charges should be paid directly by Supplier, with available discounts applied. WellPoint’s travel service telephone number is: [ * ].  WellPoint’s travel service shall be available by telephone during its regular hours of operation, which are currently 8:00am to 5:00 CST Monday through Friday.

1.2
For purposes of reimbursement hereunder, Supplier shall submit original receipts for all reimbursable expenses to WellPoint whenever possible.  Supplier must submit original receipts to receive reimbursement of air travel expenses.

2.	Air Travel

2.1
All personnel of Supplier (“Travelers”) will fly coach class.  Original airline receipts are required for reimbursement in all cases.   If otherwise consistent with WellPoint’s expense policies and cost containment objective, WellPoint’s travel service shall endeavor to limit airline travel to one connection only.

3.	Hotels

3.1
Hotel accommodations shall be booked for all Travelers by WellPoint’s travel service. Hotels will be selected by WellPoint’s travel service on the basis of rates, locations and availability as determined by the travel service from time to time.  Requests by Travelers for specific hotels will be honored only at the discretion of WellPoint’s travel service.

3.2
Lodging expenses shall include the cost of a Traveler’s room plus applicable taxes, but shall not include room service, recreation, or any other direct charges to the room. See Section 5 of these Guidelines for further discussion of these charges.

4.	Automobile Expense.

4.1
When arrangements are made through WellPoint’s travel service, rental automobiles will be provided by the rental car company selected by the travel service.  Rental car charges shall be billed directly to each Traveler.

4.2	Reimbursement will cover no more than the cost of a mid-size rental car. Limousine service is expressly prohibited, unless authorized in advance in writing by a Procurement Representative.

4.3	Additional insurance coverage, as provided in the rental car agreement, will not be reimbursed.

4.4
Mileage for travel in Supplier’s vehicles or in Travelers’ personal vehicles shall be reimbursed at the same per-mile rate in effect from time to time for reimbursement of mileage incurred by WellPoint’s own employees.  Toll-road charges will be reimbursed only if incurred for office-to-office travel between Supplier’s offices and WellPoint’s.  Mileage and tolls should be supported by appropriate, contemporaneous logs of such charges maintained by Travelers.

5.	Miscellaneous Travel Expenses

5.1
Original receipts must be submitted for expenses including the following: meals; taxi and hotel shuttle fares; parking; and other costs for which receipts can be typically obtained.  Expenses such as tips (for which receipts are usually are not provided) should be reasonable for the services provided and supported by a personal log or other contemporaneous record kept by the Traveler.

5.2
Travelers’ expense reports submitted as documentation for reimbursement are to be signed by appropriate management personnel of Supplier and are to include copies of applicable receipts as supporting documentation.

5.3
Documentation of each business meal should include the names of all individuals for whom the meal was ordered, the date of the meal, the business purpose, the relationships between or among the individuals, and a summary of the business discussion.

5.4
A per diem allowance for meals, tips, and incidentals, when agreed to in advance in writing by the Procurement Representatives, shall be in lieu of any other reimbursement for such expenses and shall not exceed the maximum per Traveler agreed to by the parties.

6.	Other Expenses

6.1
If incurred by Supplier exclusively for purposes of the Agreement, other costs (such as for document reproduction, computer time, air freight, postage telephone, and facsimile) will be reimbursed by WellPoint only upon submission of documentation satisfactory to WellPoint.  Such documentation may include office logs that identify specific costs with specific services performed by Supplier under the Agreement.

7.	Subcontractors

7.1
If Supplier contracts with a third party (“Subcontractor”) for purposes of performing Supplier’s obligations under the Agreement, these Guidelines shall apply to travel expenses incurred by a Subcontractor and which Supplier is obligated to reimburse to the Subcontractor.  WellPoint shall not be responsible to pay Supplier any amount in excess of Supplier’s actual cost of reimbursing a Subcontractor, or the maximum amount permitted by these Guidelines, whichever is less. In no event shall WellPoint pay Supplier any percentage, fee, administrative charge or other mark-up.

[end of Master Exhibit EX]

EXHIBIT PS
PROFESSIONAL SERVICES

2.1	Scope of Work.

2.1.1
Each Statement of Work shall: (i) describe with detail the specifications (the “Specifications”), Services, project, and/or Deliverables (including Works, if any) to be provided or undertaken, (ii)  shall set forth the responsibilities of the Supplier and WellPoint regarding such project(s), Services and/or Deliverables, as applicable, (iii) include as applicable a description of any relevant project objectives, design specifications, locations, schedules, systems, technologies, success measures and performance goals; (iv)  contain a detailed description of the compensation due to Supplier, payment schedule, and any related terms; and (v) be dated.

2.2	Documentation.

2.2.1
Except as may be specified by WellPoint in the Statement of Work, all Works and any other written materials shall be fully documented in English in a manner acceptable to WellPoint.  Such documentation shall be available to WellPoint in both printed and electronic form.

2.3	Delivery of Services and Deliverables

2.3.1
Supplier shall render all Services and deliver all Deliverables as and when described in the Statement of Work in a manner that conforms to the Specifications and provisions set forth within the Statement of Work.  All Services shall be rendered in accordance with high industry standards and within the timeframes set forth in this Agreement or attachments hereto, as may be revised from time to time by mutual agreement of the parties.  Deliverables shall be produced, completed, documented and delivered in accordance with the delivery schedule set forth in the governing Statement of Work and all other applicable requirements set forth in such Statement of Work.  Without limiting the foregoing, Supplier and WellPoint shall review Supplier’s provision of Services and progress on the Deliverables on a regular basis to be determined by WellPoint.  All Deliverables shall be of professional and workmanlike quality consistent with industry standards and shall meet the specifications as described in the Statement of Work.  To the extent Services are to be performed by Supplier, should Supplier fail to provide Services in accordance with the warranty in this Section 2.3, Supplier shall re-perform such Services at no additional charge to WellPoint; provided that WellPoint gives Supplier notice of non-conformance within the warranty period.   This warranty shall be valid for a period of [ *] from the performance of the services.

2.4	Changes to Specifications.

2.4.1
WellPoint shall have the right to request a change to the Specifications, the scope of Services or the scope of the Deliverables to be performed by Supplier by describing in writing the proposed change(s) to Supplier.  Within five (5) business days thereafter, Supplier shall submit a written change order proposal (the “Proposal”) to WellPoint for approval.  The Proposal shall include a statement of any adjustments to the charges and any adjustments to the delivery schedule resulting from the proposed change(s).  Supplier shall use best efforts to accommodate any and all such changes proposed by WellPoint in a cost effective and time efficient manner.  No change shall be effective until an amendment to the Statement of Work is executed by duly authorized representatives of both parties.

2.5	Personnel Resources.

2.5.1	Selection and Performance.

2.5.1.1
WellPoint and Supplier shall cooperate in setting staffing requirements and obligations based on the requirements of particular projects, Deliverables and/or Services, each Party’s needs to develop and maintain skills, and the availability of appropriate personnel resources (“Resources”), and shall, subject to scheduling and staffing consideration, attempt to honor the other Party’s requests with respect to any specific individuals.  WellPoint may interview any Resource to be assigned to work on WellPoint’s account, or any replacement thereof, prior to his/her appointment to the assignment.  WellPoint may accept or reject a potential Resource for any lawful and reasonable reason whatsoever, including but not limited to acceptance or rejections based upon skills background, and experience required for the services to be performed by such Resource.  Once the Resource is accepted by WellPoint, the first five (5) business days of the assignment is probationary.  During this period if the Resource fails to perform in accordance with the terms and conditions of the Agreement, WellPoint may notify Supplier of WellPoint’s desire that the Resource be replaced. If WellPoint gives such notice within the first five (5) business days and requests replacement, WellPoint shall not be billed for any time or costs incurred to train the successor for the replaced Resource. .  WellPoint is the sole judge of performance capability as it relates to this paragraph, which judgment shall be reasonable.  Even after the above-described probationary period, if at any time that WellPoint determines a Resource is not performing in accordance with the terms and conditions of the Statement of Work governing such performance, WellPoint shall have the right to request that such Resource be replaced. If Supplier is unable to provide a replacement Resource with the skills, background and expertise needed to perform the services to be provided by such replacement in a reasonable period of time, WellPoint shall have the right to terminate the Statement of Work.  Upon termination, all undisputed invoices for services performed by Supplier through the date of termination will be paid by WellPoint.

2.5.2	Limitation on Removal of Resource by Supplier

2.5.2.1
Supplier agrees not to remove any Key Resource as designated in a Statement of Work or as communicated to Supplier by WellPoint from time to time as WellPoint becomes familiar with Resources and their roles and responsibilities on a project during the time period for which such individual is contracted hereunder without prior consultation with WellPoint.  The parties acknowledge that Supplier shall be entitled to remove a Resource due to suspension or termination of employment, illness, or reasons beyond Supplier’s reasonable control.  In the event any Resource is removed before termination of the Statement of Work, Supplier shall supply a replacement with the skills, background and experience needed to perform the services to be provided by the replacement to WellPoint as soon as possible.  Supplier shall use reasonable efforts to minimize turnover of resources and disruption in provision of Services, project time frames, and WellPoint’s business and operations.  If Supplier is unable to provide such a suitable replacement in a reasonable period of time, WellPoint shall have the right to terminate the Statement of Work.

2.5.3	Supplier Solely Responsible for Taxes, Filings and Withholdings for Supplier Resources.

2.5.3.1
Supplier shall be solely responsible for and shall indemnify, protect, and hold WellPoint harmless as to any remittance, reporting, filing, or payment of any withholding, employment, self-employment, FICA, FUTA or other similar payments or reporting under state, federal or local law relating to the Services performed by Supplier’s Resources hereunder.

2.5.4	Knowledge Transfer Required.

2.5.4.1
Whenever a Resource is terminated for any reason, it shall be the Supplier’s obligation to use its best efforts to ensure that the Resource’s knowledge gained during the engagement is transferred to either a WellPoint employee or Third Party Contractors, as WellPoint directs, at WellPoint’s option, under an applicable Statement of Work.

2.5.5	Solicitation for Employment.

2.5.5.1
Without the express written consent of both WellPoint and the Supplier, neither firm will solicit, hire, contract with, or engage the employment or consulting of services of any employee of each other’s respective organization with whom either organization’s personnel have had direct contact in the course of performance of this Agreement, for a period of [ * ] from the day that the Supplier ceases to provide services to WellPoint under this Agreement.

The restrictions in this Section 2.5.6 shall not apply topersonnel of either Party who, without any direct or indirectsolicitation by the hiring Party, respond to a general solicitation for employment by the hiring Party, or who had no direct involvement in the Services performed for WellPoint by Supplier.

If a Statement of Work expressly provides that WellPointhas the “right to hire” a specific Resource, the restrictionsin this Section 2.5.6 shall not apply to that Resource.Instead, WellPoint shall have the right, with respect to such Resources, to offer employment to the Resource at any time following [ * ] after the date the Resource begins providing services to WellPoint.

2.6	Confidentiality Agreement for Individuals.

2.6.1
Supplier shall ensure that all Resources and other personnel and subcontractors performing work pursuant to the Agreement agree to and comply with the terms of the Agreement relating to confidentiality and security and shall instruct such persons to maintain the confidentiality of all WellPoint Confidential Information; and, as to any subcontractors, Supplier shall require its subcontractors in turn to execute confidentiality agreements imposing confidentiality obligations no less restrictive than those set forth in the Agreement and Supplier shall be solely responsible for and shall indemnify, protect, and hold WellPoint harmless as to any breaches of confidentiality or security by any such subcontractors.

3.	COMPENSATION.

3.1	Overview

3.1.1
Subject to the terms hereof and in consideration of the Services to be rendered and Deliverables to be provided pursuant to each Statement of Work and for all rights granted to WellPoint with respect thereto, Supplier shall be paid undisputed fees set forth in the applicable Statement of Work pursuant to the payment provisions set forth in the Master Agreement.  Supplier shall not be entitled to additional compensation in connection with additional Services or Deliverables unless such additional compensation and services have been approved in advance in writing by an authorized representative of WellPoint.

3.2	Rate Cards

3.2.1
Attached as Appendix A hereto is Supplier’s rate card of standard fees for services performed under a Statement of Work and in support of any changes to the Statement of Work that may be agreed to by the Parties.   Supplier may not increase the rates in the rate card until [ * ] and then by not more than [ * ] per annum.

4.	ADDITIONAL REPRESENTATIONS AND WARRANTIES.

4.1	Overview

4.1.1	In addition to any other representations and warranties contained in this Agreement, the parties agree to the following additional representations and warranties in this Section 4.

4.2	Delivery of Deliverables

4.2.1
All Deliverables developed by Supplier shall be delivered within the time set forth in the Statement of Work and shall function in accordance with the Specifications set forth in such Statement of Work, where applicable.

4.3	Limited Access

4.3.1
Supplier represents and warrants that it will, at all times, limit access to WellPoint data (including any applicable Affiliate) to those employees or permitted subcontractors(if any) that have an actual need to access such data for purposes of providing the Services.

[end of Exhibit PS]

EXHIBIT PS
PROFESSIONAL SERVICES

Appendix A

Rate Card

Role                                                                           Hourly Rate

CSM                                                                            [ * ]
Project Manager                                                           [ * ]
Senior Business Analyst                                                [ * ]
Managing Technical Architect                                       [ * ]
Technical Architect                                                       [ * ]
Designer                                                                       [ * ]
Systems Engineer                                                          [ * ]

EXHIBIT LI
SOFTWARE LICENSE and RELATED SERVICES

1.	Construction

1.1
This Software License and Related Services Exhibit (the “Exhibit”), each order schedule (an “Order Schedule”) attached hereto, the Master Agreement and its applicable Exhibits constitute the Agreement between the Parties.  Defined terms contained in the Master Agreement shall apply to this Agreement.  Each Order Schedule (i) will include a description of the software licensed therein (the “Software”); (ii) a description of any software of third-parties to be delivered with in the Software (the “Third Party Software”) (iii) is hereby incorporated into and made part of the Agreement; (iv) will be consecutively numbered; (v) will set forth any fees, Delivery Dates (as defined in Section 2.2) and such other items as may be required by the Agreement or otherwise agreed to in writing by the Parties.  In the event of a conflict between the terms of the Master Agreement (including any Exhibits) and the terms of any Order Schedule, the terms of the Master Agreement shall govern.  Any additional terms and conditions set forth and agreed upon in an Order Schedule will apply only to the Software licensed under such Order Schedule.

2.	The License

2.1	License Grant

2.1.1
Supplier hereby grants WellPoint and its Affiliates a nonexclusive, nontransferable, nonsublicensable, irrevocable, royalty-free, fully paid-up, worldwide, perpetual right and license (the “License”) to access and use (including without limitation via remote access) the Software and all related documentation (the “Documentation”) for the License Term set forth in the Order Schedule.  Supplier acknowledges and agrees that (i) the Software may be accessed and used by the number of users, on the number of computers or equipment, and/or at number of sites set forth in the Order Schedule, (ii) WellPoint’s agents, contractors, consultants and third-party service providers are authorized to exercise the rights granted to WellPoint in this Section 2.1 in furtherance of services provided to WellPoint, including through the operation of the Software from international call centers operated by third party service providers, so long as WellPoint ensures that the use of the Software is in accordance with the terms of this Agreement; (iii) the Software may be accessed and used in development environments, testing environments and disaster recovery environments; and (iv) the Software may be used for WellPoint’s internal business purposes which may include providing data processing services to third parties.  WellPoint may not re-license, rent or lease the Software or use the Software for third party training, commercial timesharing or service bureau use.  In the event that the License includes or, by virtue of software escrow release, provides WellPoint with Source Materials (as defined in Section 2.9 below) the License shall grant to WellPoint the right to use, copy, maintain, modify and make enhancements to the Source Materials (the “WellPoint Modifications”).  WellPoint shall own all right, title and interest in and to the WellPoint Modifications made by WellPoint or any of its contractors other than Supplier, including without limitation all intellectual property rights in and to the WellPoint Modifications.

2.2	Restrictions

2.2.1
WellPoint shall not copy or use the Software (including the Documentation) except as specified in this Agreement and applicable Order Form.  WellPoint shall have no right to use any Sun Microsystems, Inc. software or any other third party software that is included within the Software except as licensed for and in connection and within the scope of WellPoint’s use of the Software product.  WellPoint acknowledges and agrees that with respect to any Chordiant Foundation Server Software licensed under this Agreement, that WellPoint may only interact, process and/or use such Software in conjunction with the specific Client seats licensed to it in a particular Order Schedule.

2.2.2
WellPoint agrees not to cause or permit the reverse engineering, disassembly, decompilation, or any other attempt to derive source code from the Software, except to the extent required to obtain interoperability with either independently created software or as specified by law.

2.2.3
Supplier shall retain all title, copyright and other proprietary rights in the Software. Supplier does not acquire any rights, express or implied, in the Software, other than those specified in this Agreement or in a Statement of Work.  WellPoint agrees that, except for cancellation of this Agreement under Section 11.4.1 of the Master Agreement due to a failure of the Software to perform,  it will keep confidential any results of benchmark tests relating to functionality or performance  of the Software except that it may disclose such results to Third Party Servicers who have a reasonable need to know such results in furtherance of their service obligations to WellPoint, to WellPoint’s auditors, to WellPoint’s attorneys and agents as reasonably required for enforcement of any provision of this Agreement, or as may be required by government rule or regulation.

2.2.4
.  Not more frequently than annually and on upon reasonable notice at an agreed time, Supplier (or Supplier’s designee) may audit WellPoint’s use of the Software at Supplier’s cost and expense.  Any such audit shall be conducted during regular business hours at WellPoint’s facilities and shall not unreasonably interfere with WellPoint’s business activities.  Supplier agrees that its personnel will comply with WellPoint’s reasonable security and confidentiality requirements during the audit.  Any payment obligations relating to any audit results shall be governed by Section 2.3 of the Master Agreement.

2.2.5
WellPoint acknowledges that any Software licensed under this Agreement shall primarily be in object code format.  However, WellPoint acknowledges that certain licensed Software may include source code based files.  WellPoint acknowledges that the Software, its structure, organization and any human-readable versions of a software program (“Source Code”) constitutes valuable trade secrets that belong to Supplier and/or its suppliers.  To the extent that Supplier includes such Source Code within its Software and describes such Source Code on an Order Form, such Source Code Software shall be deemed licensed Software under the terms of this Agreement and the Order Form.  WellPoint agrees not to adapt or translate the Source Code into another computer language, in whole or in part.

2.2.6
WellPoint agrees that it will only disclose the Source Code to authorized employees (“Authorized Employees”) and authorized contractors (including Third Party Servicers) (“Authorized Contractors”) of WellPoint who (i) require access thereto for a purpose authorized by this Agreement, and (ii) have been informed of and required to maintain the confidentiality of third party confidential information.  WellPoint agrees that it shall be liable for any breach by any Authorized Employees or Authorized Contractors of their confidentiality obligations.

2.2.7
WellPoint shall ensure that the same degree of care is used to prevent the unauthorized use, dissemination, or publication of the Software’s Source Code and the Software as WellPoint uses to protect its own confidential information of a like nature, but in no event shall the safeguards for protecting such Source Code and the Software be less than a reasonably prudent business would exercise under similar circumstances.  WellPoint shall take prompt and appropriate action to prevent unauthorized use or disclosure of such Source Code and the Software, including, without limitation, storing such Source Code only on secure central processing units or networks and requiring passwords and other reasonable physical controls on access to such Source Code.

2.2.8
WellPoint agrees its Authorized Employees and Authorized Contractors will not to copy the Software’s Source Code or disclose such Source Code to anyone not authorized to receive it.  WellPoint shall handle, use and store the Software’s Source Code solely at the WellPoint Designated Center.

2.3	Delivery

2.3.1
On or before the relevant delivery date set forth in the applicable Order Schedule (the “Delivery Date”), Supplier will deliver or make available to WellPoint in electronic form the Software and relevant Documentation described in such Order Schedule.  Software is deemed accepted upon delivery.

2.4	Form of Delivery

2.4.1
Supplier shall deliver to WellPoint a copy of any Software licensed pursuant to this Agreement.  Such delivery shall, as agreed between the parties, be made either by (a) making the Software available to WellPoint via an electronic medium, (b) direct loading onto a designated WellPoint Server over the Internet, or (c) Supplier personnel on a “load-and-leave” basis whereby Supplier removes all tangible forms of the delivered software upon the completion of such loading.

2.5	Acquisition of Entities

2.5.1
Supplier acknowledges that, during the term of the Agreement, WellPoint may (i) acquire the assets, stock or other equity or beneficial interests of an entity, or (ii) merge with entities that are not, prior to such merger, affiliates of WellPoint (collectively, an “Acquisition”).  Should an Acquisition occur each entity described in sub-sections (i) and (ii) above shall be considered an “Acquired Entity” subject to provisions within this section 2.5.

2.6	Transfer of Software

2.6.1
WellPoint may transfer the License at no additional cost (i) from the computers, computer workstations, network servers and/or computer networks, and any other equipment where it is installed to any other computers, computer workstations, network servers or computer networks of WellPoint, or (ii) to another operating system supported by Supplier so long as WellPoint is currently covered by Maintenance Services with respect to such Software.

2.7	Copies

2.7.1
WellPoint may make such additional copies of the Software and Documentation as it may deem necessary for its use, and for backup and disaster recovery purposes, subject to the License use limitations and other terms of this Agreement and provided that the copyright, trademark and other proprietary notices included on such Software and Documentation are neither obscured nor deleted.

2.8	Source Code Escrow

2.8.1
Within 30 days of Delivery, and at Supplier’s expense, Supplier shall place in escrow with Iron Mountain Intellectual Property Management, Inc. (the “Escrow Agent”) a fully commented and documented copy of the source code form of the Software (the “Source Code”), a listing thereof and all relevant technical specifications and documentation, including, without limitation, flow charts, algorithms and subroutine descriptions, memory and overlay maps and other documentation of the source code (collectively, together with the Source Code, the “Source Materials”) pursuant to an escrow agreement in the form attached hereto as Attachment ES (the “Escrow Agreement”).   Delivery of the Software as required by this Agreement will be deemed to include and require delivery of a copy of the Source Materials to the Escrow Agent under the Escrow Agreement.  WellPoint shall be entitled to receive a copy of the Source Materials upon the occurrence of a Release Condition, so long it is current the payment of the escrow fee to the Escrow Agent.  If Supplier makes any Updates or corrections to the Software (and WellPoint is current in support and maintenance payments), Supplier shall simultaneously furnish the Escrow Agent with such Updated or corrected copy of the  Source Materials.

2.9	Section 365(n)

2.9.1
All rights and licenses granted under or pursuant to this Agreement by Supplier to WellPoint (including without limitation the License and all rights and licenses granted under the Escrow Agreement) (collectively, the “Rights”) are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “USBC”), licenses to rights to “intellectual property” as defined under the USBC.  The Parties agree that WellPoint, as licensee of the Rights, shall retain and may fully exercise all of its rights and elections under the USBC.  The Parties further agree that, in the event of the commencement of bankruptcy proceeding by or against Supplier under the USBC, WellPoint shall be entitled to retain all of the Rights.

2.10	Electronic Self-Help

2.12.1
Supplier agrees that, in the event of any dispute with WellPoint regarding an alleged breach of the Master Agreement, Supplier will not use any type of electronic means to prevent or interfere with WellPoint’s use of any Software licensed by Supplier to WellPoint hereunder without first obtaining a valid court order authorizing same.   WellPoint shall be given notice and an opportunity to be heard in connection with any request for such a court order.  Supplier understands that a breach of this provision could cause foreseeable and substantial harm to WellPoint and to numerous third parties having business relationships with WellPoint.  No limitation of liability shall apply to a breach of this paragraph.

2.11	Export Law Compliance

2.11.1
WellPoint agrees to comply with all relevant export laws and regulations of the United States (“Export Laws”) to assure that neither the Software nor any direct product thereof are (i) exported, directly or indirectly, in violation of Export Laws; or (ii) are used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

3.	Related Services

3.1	Overview of Related Services

3.1.1
Supplier shall provide WellPoint with such customization, configuration, implementation, training and other professional services as set forth in the applicable Order Schedule (collectively, the “Related Services”).

3.2	Fees for Related Services

3.2.1
Supplier’s fees for the Related Services (the “Related Services Fees”) shall, as set forth in the applicable Order Schedule, either be (i) on a fixed-fee basis, or (ii) on a time-and-materials basis (excluding any travel time of Supplier’s personnel), with the aggregate fees and expenses not to exceed the amounts set forth in the applicable Order Schedule.  If the Related Services Fees are on a time-and-materials basis, the applicable Order Schedule shall set forth the hourly rates for each category of Supplier’s personnel that will provide the Related Services.

3.3	Activity and Progress Reports

3.3.1
Supplier shall submit daily activity reports to WellPoint on a weekly basis at no additional cost to WellPoint.  Such daily activity reports shall be in a form acceptable to WellPoint, and contain an itemized list of Related Services rendered by task, individual, rate and days/hours worked.  Additionally, as requested by WellPoint from time to time, Supplier shall submit to WellPoint detailed progress reports at no additional cost to WellPoint.  Such progress reports shall detail all work performed to date, any variations from any the schedule and other requirements set forth in the Order Schedule, and, in the case of a time-and-materials engagement, an estimate of time and cost to complete all uncompleted work.

4.	Termination

4.1	Effect of Termination on the License.

4.1.1
Upon termination of an Order Schedule or Maintenance Services for any reason, WellPoint shall retain the License with respect to any and all Source Materials and any third-party software incorporated therein that WellPoint has paid for, or any portion of the foregoing delivered and paid for as of the time of such termination; and Supplier shall immediately refund to WellPoint the pro-rata portion of any related prepaid Maintenance Fees.  The foregoing shall be in addition to any other rights and remedies available to WellPoint under the Agreement, at law or in equity.  Upon termination, all undisputed fees for software delivered to WellPoint will become due and payable to Supplier.  All fees previously paid are non-refundable and non-cancelable, except as otherwise provided in the Master Agreement or above (with respect to Maintenance Fees).

4.2	Survival

4.2.1
In addition to any other provisions surviving under the Agreement, the following provisions of this Exhibit shall survive the expiration or termination of this Exhibit: Sections 2, 4.1 and 4.2 of this Exhibit LI.

5.	Maintenance Services

5.1	Overview of Maintenance Services

5.1.1
Supplier shall provide WellPoint with support and maintenance services in connection with the Software, as further described in this Section 5 (collectively, the “Maintenance Services”). Supplier shall provide Maintenance Services on a twenty-four (24) hour, seven (7) day week, three hundred sixty-five (365) day per year basis for Class 1 Errors and on a five day work week, 8:30 am to 5:30 pm (Pacific standard time) basis for Class 2 and Class 3 Errors.  All Supplier personnel providing Maintenance Services shall have expertise and be fully trained in problem identification and resolution relating to the Software.  Maintenance Services shall be provided by telephone, web site access, direct connection and on-site visits as the situation requires; provided that Supplier shall at all times comply with WellPoint’s policies and procedures regarding remote access.  The initial period for Maintenance Services shall commence upon the delivery date of the Software.  Thereafter, Supplier shall make available to WellPoint, if WellPoint elects, Maintenance Services on an annual basis (each such annual period a “Maintenance Period”).  Maintenance fees to be charged during the term of the Agreement (the Maintenance Fees”) shall be set forth in the applicable Order Schedule.  Upon expiration of each Maintenance Period, WellPoint shall have the right, in its discretion, to renew the Maintenance Services for an additional one (1) year Maintenance Period.  Supplier shall provide WellPoint sixty (60) days prior written notice of the expiration of the then-current Maintenance Period and WellPoint may renew the Maintenance Services by notifying Supplier in writing of its election to renew prior to the expiration of the then-current Maintenance Period.  Unless otherwise specified in an Order Schedule, annual increases to Maintenance Fees shall be limited to the CPI-U, US City Average, All Items Less Food and Energy (as published by the United States Bureau of Labor Statistics) for the immediately preceding twelve (12) month period.  Supplier shall invoice WellPoint for the Maintenance Fees for each Maintenance Period annually, and such Maintenance Fees shall be payable pursuant to the payment terms set forth in the Agreement.

5.2	Telephone Support

5.2.1
As part of Maintenance Services, Supplier shall provide technical support personnel accessible by toll-free telephone for the resolution of technical questions and Software errors as further described in this Section 5.  Without limitation of the foregoing, during each Maintenance Period, Supplier shall provide to WellPoint, without additional charge, all reasonably necessary telephone consultation requested in connection with WellPoint’s use and operation of the Software or any problems therewith.

5.3	Updates and Corrections

5.3.1
As part of Maintenance Services, Supplier shall promptly (and in no event later than fifteen (15) days after its general release) make available to WellPoint all modifications, updates, enhancements, corrections and new versions of the Software when and if made generally available in its sole discretion (collectively, “Updates”).  WellPoint shall have the right, at no additional cost, to test each such Update on test environments.  Supplier will support each current version or Update of the Software for a period of two years, beginning on the date the Update is made generally available (“GA”) to Supplier’s customers, in accordance with the provisions of this Section 5.  For a period of one year thereafter, Supplier will continue to support such Update using commercially reasonably efforts without reference to the response times (and service credit penalties) set forth below.  Notwithstanding its actual GA date, the initial version of the Software that is initially delivered to WellPoint will be supported for a period of two years from the date of delivery and then one additional year thereafter.

5.3.2
Update shall not include any release, option or future product that Supplier licenses separately; however, an Update shall include any subsequent release, version, update or upgrade of the Software that repackages or re-brands the same functionality of the Software as a separately licensed product.  Additionally, an Update shall not reduce the functionality existing within the licensed Software nor affect previous customizations to the Software made by the WellPoint.  Supplier will not seek to remove or materially reduce functionality from an Update by repacking such Updates as ‘new products’ such as to require WellPoint to acquire such Updates for additional license fees or cost beyond payment of the Support Fees in accordance with the terms of this Agreement and the applicable Order Form(s).  Supplier will provide Updates for the Software as and when developed for general release in Supplier’s sole discretion.

5.4	Error Classification; Notice of Errors; Response Time

5.4.1	Software Error Classifications

5.4.1.1
Each error or problem with the Software (“Error”) encountered by WellPoint will be classified by WellPoint into one of the following classifications:  (i) a “Class 1 Error” is any Error that renders continued use of the Software either impossible, seriously impractical (including but not limited to being out of regulatory compliance) or either interrupts the normal business operations of WellPoint or makes continued business operations substantially costly to WellPoint; (ii) a “Class 2 Error” is any material nonconformance of the Software with its specifications, Documentation or the applicable Software Schedule, that is not a Class 1 Error; and (iii) a “Class 3 Error” is any Error that is not a Class 1 Error or a Class 2 Error.

5.4.2	Notification of Errors; Response Time

5.4.2.1
Supplier shall provide to WellPoint a list of persons (in increasing positions of authority) and their telephone numbers (the “Calling List”) for WellPoint to contact in order to report an Error.  When reporting any Error, WellPoint will provide the classification and description of the Error.  If Supplier detects or learns of an Error, then Supplier will immediately notify WellPoint thereof, and WellPoint will classify such Error in accordance with Section 5.4.1.  Supplier shall respond to WellPoint’s initial Error reports with off-site telephone consultation, assistance and advice within one hour for Class 1 Errors and Class 2 Errors, but in any event, Supplier shall respond within two (2) hours for Class 1 Errors, within four (4) hours for Class 2 Errors, and within three (3) business days for Class 3 Errors.  If the designated person from the Calling List is not available when WellPoint makes contact with Supplier to report an Error, then WellPoint may attempt to contact the next more responsible person on the Calling List until contact is made and a designated person responds to the call.

5.5	Correction of Errors ].

5.5.1	Class 1 Errors and Class 2 Errors

5.5.1.1
For any Class 1 Error or Class 2 Error, Supplier shall work in good faith using commercially reasonable efforts to supply a correction to WellPoint as soon as possible.  This will include assigning qualified, dedicated staff to work on the Error 24 hours per day, 7 days per week for Class 1 Errors and during business hours for Class 2 Errors at Supplier’s support center.  Upon detecting or being notified of a Class 1 Error or Class 2 Error, Supplier shall immediately assemble the appropriate personnel to analyze the problem, identify potential solutions and determine the best plan of action (which may include providing a temporary work-around acceptable to WellPoint until a permanent correction can be provided).  WellPoint shall be permitted to participate in this process.  Supplier personnel shall be dedicated to resolving the Error until an acceptable correction is supplied.  Such determination shall not be deemed to waive any rights WellPoint may have.  A Supplier representative shall keep WellPoint continuously informed of the status every four hours.  If Supplier provides WellPoint with an acceptable workaround for a Class 1 Error, such Error will be re-classified as a Class 2 Error.

5.5.2	Class 3 Errors

5.5.2.1
For any Class 3 Error, Supplier shall work with WellPoint to document the Error through mutually established standards.  Class 3 Errors shall be resolved according to mutually agreed priorities.  Supplier personnel shall be dedicated to resolving Class 3 Errors through Supplier’s normal software support procedures.

5.6	Remedies

5.6.1	Class 1 Errors

5.6.1.1
If Supplier does not respond and begin to remedy any Class 1 Error within twenty-four (24) hours of receipt of such request, or shall fail to remedy such Class 1 Error within seventy-two (72) hours after receipt of such request, Supplier shall, for each such failure, provide WellPoint with a credit of [ * ] percent [ * ]of the annual Maintenance Fee against future Maintenance Fees, for each Class 1 Error that Supplier fails to respond to or remedy the Error, respectively.

5.6.2	Class 2 Errors

5.6.2.1
If Supplier does not respond and begin to remedy any Class 2 Error within forty-eight (48) hours of receipt of such request, or shall fail to remedy such Class 2 Error within five (5) days after receipt of such request, Supplier shall, for each such failure, provide WellPoint with a credit of [ * ] percent [ * ]of the annual Maintenance Fee against future Maintenance Fees for each Class 2 Error that Supplier fails to respond to or remedy the Error, respectively.

The maximum cumulative quarterly credit WellPoint shall be entitled to receive from Supplier under Sections 5.6.1 and 5.6.2 is [ * ] percent [ * ] of the annual maintenance fees but in no event shall credits in the aggregate exceed [ * ] percent [ * ] of annual maintenance fees.

5.7	Exceptions.

5.7.1

Supplier shall have no responsibility to fix any Errors directly resulting from the following causes:

5.7.1.1
any modifications or enhancements made by the WellPoint to the Software or the application specific environment, unless such modifications or enhancements have been made by Supplier or approved by Supplier ; this includes but is not limited to;

- location of binaries

- scripts provided by Supplier

- any application specific object (e.g., table, view, index, trigger)

- any application specific operating system permissions or role privileges

5.7.1.2
Any modification or combination of the Software (in whole or in part) not made by Supplier or its contractors or not approved by Supplier (including without limitation any portions of the Software code or Source Code customized by WellPoint that is not part of the -Software delivered by Supplier), but excluding any permitted modifications which have been made by Supplier or approved by Supplier.

5.7.1.3	Use of the Software in an environment other than a Supported Environment.

5.7.1.4
Accident; electrical or electromagnetic stress; neglect; misuse; failure or fluctuation of electric power, failure of media not furnished by Supplier; operation of the Software with other media and hardware, software or telecommunication equipment or software; or causes other than ordinary use.

5.7.2	WellPoint Obligations.

WellPoint agrees to:

5.7.2.1	Provide Supplier with remote access to WellPoint’s Supported Software during the term of this Agreement via an electronic link subject to WellPoint’s security and accessibility policies, etc.; and

5.7.2.2
Provide any reasonable assistance that Supplier may require from the Project Manager or other designated contact and other appropriate WellPoint representatives (e.g. network administrator, as the case may be) to enable Supplier to provide WellPoint with Support; and

5.7.2.3
Establish and maintain the conditions of the Supported Environment in compliance with Supplier Certified Matrix and Technical Stack developed for the installed release or any environmental operating ranges specified by the manufacturers of the components of the Designated Center. If any material deviation from the Certified Matrix and Technical Stack is the direct cause of any need for support hereunder and directly affects Supplier’s ability to perform within the problem resolution timeframes set forth above, then such time frames shall be reasonably relaxed and no service credits shall be assessable for the duration of such non-conformity in the Support Environment..

5.7.2.4
In the event that the WellPoint fails to comply with the above and this necessitates on-site attendance and/or the provision of additional Supplier Services, WellPoint agrees to pay Supplier for any time and expenses associated with such services at Supplier’s then-current time and materials rates.

5.7.2.5
WellPoint agrees to maintain procedures to facilitate reconstruction of any lost or altered files, data or programs and WellPoint agrees that Supplier will not be responsible under any circumstances for any consequences arising from lost or corrupted data, files or programs which are not attributable to Supplier or its subcontractors.  WellPoint is solely responsible for carrying out all necessary backup procedures for its own benefit, to ensure that data integrity can be maintained in the event of loss of data for any reason and that WellPoint programs can be restored.

5.7.2.6	WellPoint agrees to notify Supplier Product Support promptly of any malfunction of the Supported Software for which WellPoint seeks support hereunder. .

5.7.2.7
WellPoint agrees to provide Supplier with access to and use of such of WellPoint’s information and facilities reasonably necessary to service the Supported Software including, but not limited to, an accurate description of the Designated Center and the current Supported Environment, the problem being reported, the transactions and any error messages, along with screenshots and log files.

5.7.3	Definitions.

5.7.3.1
“Designated Center” means the computer hardware/operating system, customer-specific application, customer-specific relational database(s) (if applicable designated on the relevant Order Form or Statement of Work.

5.7.3.2
“Error” means a reproducible defect in the Software when operated on a Supported Environment which causes the Software not to operate substantially in accordance with the Documentation and/or Specifications, as applicable.

5.7.3.3	“Supported Environment” means the hardware and operating system platform which Supplier provides Maintenance Services for its customer base.

 [End of Exhibit LI]

WELLPOINT, INC.
MASTER AGREEMENT

AGREEMENT NUMBER: ________________

Order Schedule #1

Date: June 28, 2007

This Order Schedule describes the Software licensed to WellPoint, Inc. (“WellPoint”) by Chordiant Software, Inc. (“Vendor”) pursuant to the Agreement to which this Order Schedule is attached.

1.                      DESCRIPTION OF LICENSED SOFTWARE:

Software Product(s)	Quantity	License Type (i.e. Named User/Client, Server, Developer) URN’s (no. of)

Chordiant Call Center Advisor Browser Edition (CCABE)	[ * ]	Concurrent Users

Chordiant Foundation Server	[ * ]	CPU
- Application Components
- Business Process Server
- Security Server
- CTI Server
- Persistence Server
- Request Server
- JDBC Connector
- Chordiant Connector for WebSphere MQ
- Chordiant Café Server

Chordiant Tools Bundle	[ * ]	Developers
- Chordiant Business Process Designer
- Chordiant Café Developer Environment

2.                      DELIVERY DATE: Date of Execution

3.                      TERM OF SOFTWARE LICENSE:

Perpetual, commencing on Date of Delivery.

4.                      SCOPE OF LICENSE:

Number of WellPoint users: Limited to [ * ] Concurrent Users and [ * ] Developers (see above)

Number of WellPoint computers: Limited to [ * ] CPUs (see above).

Number of WellPoint locations: Unlimited worldwide.

Number of WellPoint customers serviced with Software: Unlimited in United States and Canada

Other Scope Information: (See Exhibit LI to the Agreement)

5.                      LICENSE FEES:                                                                                     $12,000,000

Payment Schedule.

The license fee is payable on the following dates in the amounts set forth below:

Date	License Fee
September 15, 2007	$6,000,000
[ * ]	[ * ]
[ * ]	[ * ]

6.                      SUPPORT FEES:                                                                                                $1,800,000

Annual Support Fees are based on the level of Support chosen.
Premier Support:                                           15% of the License Fee

Support from the date of execution of this Order Form through December 31, 2007 will be provided at no cost to WellPoint.  On or before December 31, 2007, WellPoint will pay Vendor $1,800,000 for support for the period of January 1, 2008 through December 31, 2008, which fee is non-cancelable and non-refundable.  At WellPoint’s option, after expiration of the then current support period, WellPoint may acquire an additional one year of support services for the software licensed under this Order Form, for an annual support fee of not less than the previous year’s support fee and not more than such support fee increased by the annual percentage increase in the CPI-U, US City Average, All Items Less Food and Energy (as published by the United States Bureau of Labor Statistics) for the immediately preceding twelve (12) month period.

7.                      PLATFORMS:
the Software may be used by WellPoint on the following platforms.

Hardware: IBM
Operating System: AIX/WebSphere
Customer Application: __________

8.                      FUTURE OPTION PRICING.

WellPoint shall have the option to license additional quantities of the software products listed within this Order Form from Vendor at the following quantities and license fees for a period of [ * ] years from execution of this agreement:

Software Product(s)	Quantity	License Type
Chordiant Call Center Advisor Browser Edition	[ * ]	Concurrent Users
Chordiant Foundation Server	[ * ]	CPUs
Total License Fee for each bundle of [ * ] Concurrent Users and [ * ] CPUs: [ * ]

The initial annual support and maintenance fee for each bundle of [ * ] additional CCABE Concurrent Users and [ * ] additional Foundation Server CPUs will be [ * ]. If WellPoint acquires additional licenses under this option effective as of any date that is other than an anniversary of the effective date of the Agreement, then the annual “Maintenance Period” (as defined in the Agreement) and maintenance payments for each additional license bundle shall commence as of the actual effective date of such additional license Order Form (and any annual maintenance renewal provisions shall be tied to such effective date of such additional license Order Form).  Upon mutual written agreement of the parties, if WellPoint desires to coordinate the renewal date for support and maintenance of any additional license bundle with the renewal date for the original licenses, WellPoint shall be entitled to a pro-rated adjustment of the support fee for any short year that may result from such coordination.  At WellPoint’s option, after expiration of the then current annual support period, WellPoint may acquire an additional one year of support services for the subsequently licensed software, for an annual support fee of not less than the previous year’s support fee and not more than such support fee increased by the annual percentage increase in the CPI-U, US City Average, All Items Less Food and Energy (as published by the United States Bureau of Labor Statistics) for the immediately preceding twelve (12) month period.

Any subsequent license based on option detailed above shall be set forth in a subsequent Order Form(s).

9.                      OTHER INFORMATION:

As specified on this Order Form, Vendor shall deliver to the WellPoint Location, by courier or electronic download, one copy of the Software media and Documentation (“Master Copy”) for each Software license specified above for use at the Designated Center.  WellPoint shall have the right to make a reasonable number of copies of the Software, including Documentation, for each of back-up and archival purposes of the Software, and WellPoint shall be responsible for installation of the Software; these rights are intended to be no less restrictive than WellPoint’s rights under the Agreement.  All fees due under this Order Form shall be due upon the execution of this Order Form and payable as described above, and shall be non-cancelable and the sum paid non-refundable.

 [the next page is the signature page]

IN WITNESS WHEREOF, the undersigned have executed this Order Schedule and hereby incorporate this Order Schedule into the Agreement set forth above.

“Vendor” Chordiant Software, Inc., a Delaware corporation	“WellPoint” WELLPOINT, INC., an Indiana corporation
/s/ Peter Norman signature Peter Norman print name Chief Financial Officer title June 28, 2007 Date	/s/ William C. Cook signature William C. Cook print name Vice President Sourcing & Supplier Performance title June 28, 2007 Date

/s/ Steven R. Springsteel
Steven R. Springsteel
President & CEO
June 28, 2007

EXHIBIT ES

SOURCEFLEX
SOFTWARE SOURCE CODE ESCROW AGREEMENT
SOURCEFILE ACOUNT NUMBER:
AGREEMENT EFFECTIVE DATE:                                                                                     March 13, 2001

1.	PARTIES.

This Software Source Code Escrow Agreement, (“Agreement”) effective as of the date above, is between SourceFile, LLC, a California limited liability company doing business as SourceFile (“SourceFile”) located at 2201 Broadway, Suite 703, Oakland, California 94612, Chordiant Software, Inc., located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014 (“Depositor”), and each Beneficiary described in Paragraph 3.4 (each a “Beneficiary”, collectively the “Beneficiaries”).

2.	RECITALS.

2.1
Depositor licenses software to Beneficiary in object code from (the Software”) pursuant to a software license agreement (“License Agreement”). “Source Material” means the Software in source code form (“Source Code”), including all relevant documentation and instructions to maintain, duplicate and compile the Source Code. The Software and Source Material are the proprietary and confidential information of Depositor, and Depositor desires to protect such ownership and confidentiality. A description of the Software subject to this Agreement as the date hereof is attached hereto as Exhibit “A”. With the addition of new Beneficiaries pursuant to Paragraph 3.4, a description of the software (the “Software Package” or “Software Packages”) subject to this agreement must be noted in Exhibit “B” for each respective new Beneficiary.

2.2
The purpose of this Agreement is to establish an escrow to protect Depositor’s ownership and confidentiality of the Software and Source Material and to protect Beneficiary’s legitimate use of the Software by assuring the availability of the Source Material in the event of certain conditions set forth in Paragraph 3.5 of this Agreement.

2.3	The parties desire that this Agreement be an agreement supplementary to the License Agreement pursuant to the United States Bankruptcy Code § 365 (n).

2.4	In consideration of the mutual covenants and conditions contained in this Agreement, the parties agree as follows.

3.	SOURCE MATERIAL ESCROW PROCEDURES.

3.1
Delivery of Source Material and Updates to SourceFile. Within sixty (60) days after acceptance of the Software, Depositor shall deliver to SourceFile the Source Material in a sealed Parcel (the “Parcel”). Depositor shall also deliver to SourceFile any Source Material revisions and/or new versions which are determined by Depositor to constitute update releases (“Update(s)”). Updates shall be added to and become part of the Source Material. With each delivery of the Source Material and Updates, Depositor agrees to provide the information specified in Exhibit A. “Description of the Software,” a copy of which is attached hereto and incorporated herein by reference. Title and ownership of the media upon which the Source Material is stored, exclusive of the Source Material itself, shall vest with the SourceFile upon delivery of the Parcel.

3.1.1
Delivery of Encrypted Updates to SourceFile. Pursuant to acceptable instructions from SourceFile, Depositor shall have the option to encrypt Updates (“Encrypted Update(s)”) and transmit the Encrypted Update over the Internet to SourceFile’s File Transfer Protocol site (“FTP Site”). SourceFile shall not be liable to Depositor or Beneficiary of any Encrypted Update, or any part thereof, that is transmitted over the Internet to SourceFile’s FTP Site but is not received in whole or in part, or for which no notification of receipt is given pursuant to Paragraph 3.2.

3.2 Acknowledgement of Receipt by SourceFile. SourceFile shall promptly notify Depositor and Beneficiary of receipt of the initial Parcel by courier, registered mail or Poste CS (the electronic courier service of the United States Postal Service). Notification of receipt of Updates and Encrypted Updates will be promptly sent by E-Mail to the E-mail address described in the Notices section of this Agreement and posted to a page at SourceFile’s website (www.sourcefile.com) reserved for Depositor and Beneficiary. SourceFile shall provide Depositor and Beneficiary with a user identification name and password as required to access said page.

3.3 Record Keeping Storage, Copies and Inspection of Source Material. SourceFile shall have no obligation to determine the completeness, accuracy or physical condition of the contents of the Parcel, or whether the Parcel contains the Source Material. Depositor and Beneficiary shall be entitled to inspect the records that SourceFile maintains during normal business hours and following reasonable prior notice.

3.4 Qualified Beneficiaries. Beneficiary shall have the right to enforce the Source Material Release Procedures described in Paragraph 3.6 only if (i) Beneficiary is a party to a License Agreement with the Depositor that is in force and not in default by Beneficiary, and (ii) all fees are paid to SourceFile.  All other licensees of the Software shall have no rights hereunder and SourceFile shall have no duties to such licensees. Additional Beneficiaries may be added only upon Depositor’s written notice to SourceFile and execution and delivery by such new Beneficiary of Exhibit “B.”

3.5 Release Conditions. The following events shall be considered “Release Conditions”.

3.5.1 Depositor requests in writing that SourceFile release the Source Material to Beneficiary; or

3.5.2   Depositor has filed, or has had filed against it, any proceeding in bankruptcy or for reorganization under any federal or state bankruptcy law, any receivership of all or a substantial part of Depositor’s assets or business, or any other proceeding for debt relief, and such proceeding has not been dismissed ninety (90) days after it has begun, or

3.5.3   Depositor has materially breached its maintenance obligations pursuant to any maintenance agreement entered into by and between Depositor and Beneficiary, and Depositor has not cured such maintenance breach within sixty (60) days after receiving written notice thereof from Beneficiary.

3.6 Source Material Release Procedures. SourceFile shall hold the Source Material pursuant to the following terms and conditions.

3.6.1    In the event SourceFile is notified in writing of a Release Condition (the “Release Condition Notice”), and provided that SourceFile has been paid all fees and costs then due and owing, then SourceFile shall promptly deliver a copy of the Release Condition Notice to Depositor.

3.6.2    If SourceFile does not receive Contrary Instructions (defined below) from Depositor in response to the Release Condition Notice within thirty (30) days of SourceFile’s delivery to Depositor of the Release Condition Notice, then SourceFile shall deliver a copy of the Source Material to Beneficiary. “Contrary Instruction” are defined as Depositor’s written notice to SourceFile with a a copy to the subject Beneficiary, stating that the Release Condition has not occurred or has been cured.

3.6.3    If SourceFile receives Contrary instruction from Depositor within thirty (30) days of SourceFile’s delivery to Depositor of the Release Condition Notice, then SourceFile shall not deliver a copy of the Source Material to the Beneficiary, but shall continue to hold the Parcel until: (1) otherwise directed by the Depositor and Beneficiary jointly in writing; (2) five (5) business days after SourceFile has received a copy of an order or judgment of a court of competent jurisdiction directing SourceFile as to the disposition of the Source Material; or (3) five (5) business days after SourceFile has received a copy of the final decision of an arbitrator directing SourceFile as to the disposition of the Source Material.

3.7 Interpleader. Upon receipt of Contrary Instruction from Depositor, SourceFile shall have the absolute right, at SourceFile’s election, to file an action in interpleader requiring the Depositor and Beneficiary to answer and litigate their several claims and rights amongst themselves. SourceFile is hereby authorized to comply with the applicable interpleader statutes of the State of California in this regard.

3.8 License Grant; Beneficiary Use of Source Material. If, and only if, any or all of the Source Material is released to Beneficiary pursuant to Paragraph 3.6 (Source Material Release Procedures), Depositor hereby grants Beneficiary the right to use such Source Material solely for the purpose of correcting errors in the Software under the terms of the License Agreement.

3.9 Beneficiary Obligations of Confidentiality.

3.9.1    Beneficiary acknowledges and agrees that use of the Source Material is furnished to Beneficiary on a confidential and secret basis for the sole and exclusive use of Beneficiary and not for sale, sublicense, or disclosure to third parties. In the event that Beneficiary obtains the Source Material pursuant to the terms hereof, Beneficiary agrees that it will not (a) publish, disclose or otherwise divulge the Source Code to any person, except officers and employees of Beneficiary who are instructed to keep the Source Material confidential and who need access to the Source Material to perform their duties, or (b) permit its officers or employees to so divulge any Source Material.

3.9.2    Beneficiary agrees to take all necessary steps to prevent unauthorized disclosure of the Source Material, including but not limited to the following: (a) The building in which Beneficiary uses the Source Material shall have restricted access twenty-four (24) hours a day; (b) The Source Material, shall be used only in a location within such building to which access is further restricted to persons authorized to use the Source Material; (c) Beneficiary shall prevent telephone or other remote access to the Source Material from other locations; (d) Beneficiary may make only one (1) machine-readable copy of the Source Material solely for backup and archival purposes; (e) The Source Material shall be installed only on a single computer system which is password protected and all Source Material files will be password protected; and (f) Beneficiary shall reproduce and include all copyright and other proprietary notices appearing in or on any and all Source Material provided to Beneficiary on any copy made by Beneficiary.

4. TERM AND TERMINATION.

4.1 Term of Agreement. This Agreement shall have an initial term of three (3) years from the date hereof unless earlier terminated as provided herein. The term shall be automatically renewed on a yearly basis thereafter, unless Beneficiary, Depositor, or SourceFile notifies the other parties in writing at least forty-five (45) days prior to the end of the then current term of its intention to terminate this Agreement.

4.2 Termination of Agreement. This Agreement shall terminate upon the occurrence of any of the following.

4.2.1 Upon notice after the initial term pursuant to Paragraph 4.1 or upon notice by Depositor pursuant to Paragraph 5.1 after an increase of fees and costs,

4.2.2    Upon release of the Source Material pursuant to Paragraph 3.5, provided however that upon termination of the License Agreement of one or more but not all Beneficiaries, then this Agreement shall terminate only as to that Beneficiary/ies.

4.2.3    In the even of non-payment of fees due SourceFile or its authorized representative, SourceFile shall provide written notice of non-payment to all parties to this Agreement. If the amount past due is not received within thirty (30) days of the date of Depositor’s receipt of said notice, then SourceFile shall have the right to terminate this Agreement by sending written notice of termination to all parties; provided, however that if payment is due from a Beneficiary and not from Depositor, then this Agreement shall terminate as to that Beneficiary only. SourceFile shall have no obligation to take any action under this Agreement so long as any amount due SourceFile remains unpaid after such written notice. Any party may cure past amounts due, whether or not obligated under this Agreement.

4.3 Return of Source Material. In the event of termination of this Agreement, SourceFile shall return any Source Material in its possession to Depositor forthwith. If SourceFile is unable to locate Depositor, after reasonable attempts to do so within 90 days from the date of termination of this Agreement, then SourceFile will destroy the Source Material.

4.4 Survival of Terms. In the event of termination of this Agreement, the rights and obligations of the parties shall terminate, other than the obligation of Depositor and/or Beneficiary to pay SourceFile all fees and costs then due, and (without limiting the terms and conditions of the License Agreement) the obligations of Depositor and Beneficiary pursuant to 3.9 (Beneficiary Obligations of Confidentiality; Liability), Section 11 (Limitation of Liability of SourceFile), Section 12 (Indemnification of SourceFile), and the Paragraph titled, “Attorneys’ Fees,” in the Section titled, “Miscellaneous Provisions.”

5. COMPENSATION OF SOURCEFILE.

5.1 Depositor and/or Beneficiary shall pay SourceFile for its services rendered hereunder in accordance with SourceFile’s then current schedule of fees and costs, a copy of which is attached hereto as Exhibit “C,” subject to Depositor’s or Beneficiary’s obligation for fees and costs described in Exhibit “B.” SourceFile may increase its fees and costs annually, but in such event Depositor may terminate this agreement by giving SourceFile written notice of termination within thirty (30) days of notice of such increase, whereupon termination shall be effective thirty (30) days after delivery of written notice of termination.

5.2 So long as it has not been pain in full, SourceFile shall not be required to perform any service after written notice of insufficient payment is delivered to Depositor.

5.3 Payment is due SourceFile within 30 days from the date of invoice to either party to this Agreement. If invoiced fees are not paid within the 30-day period, SourceFile may charge interest on past due amounts at the rate of one and one-half percent per month (18% per annum) from the date of the invoice or the highest amount permitted by law, whichever is less.

6. REPRESENTATIONS AND WARRANTIES OR DEPOSITOR. Depositor represents and warrants that the Parcel and any electronic deliverables will include a packing list describing the contents.

7. TECHNICAL VERIFICATION.

7.1 Upon the Source Code being deposited with SourceFile, SourceFile shall from time to time perform those tests in accordance with its advertised SCORE Program, SCORE being an acronym for “Source Code Observation Review and Evaluation.” SourceFile shall provide a copy of the SCORE test report to the parties to this Agreement.

7.2 Beneficiary shall be entitled to require that SourceFile carry out a full technical verification for the sole purpose of verifying that the Source Material matches the items identified by Depositor in the packing list. Any reasonable charges and expenses incurred by SourceFile in carrying out a full verification will be paid by the Beneficiary.

7.3 Subject to the provision of Paragraphs 7.1 and 7.2, SourceFile shall bear no obligation or responsibility to any person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, effectiveness or any other aspect of the Source Material.

8. LICENSE.
The Depositor hereby grants a license to SourceFile solely to make as many copies of the Source Material as necessary to comply with its obligations under this Agreement.

9. INTELLECTUAL PROPERTY RIGHTS.
The release of the Source Material to the Beneficiary will not act as an assignment of any intellectual property rights that the Depositor possesses in the Source Material.

10. RESTRICTION ON ACCESS TO SOURCE MATERIAL; COPIES.
Except as otherwise required to carry out its duties hereunder, SourceFile (a) shall not permit any SourceFile employee, Beneficiary or any other person access to the Source Material except as otherwise provided herein, unless consented to in writing by Depositor, and (b) shall not divulge or disclose or otherwise make available to third parties, or make any use whatsoever of, the Source Material or any information deposited with it by Depositor in connection with this Agreement without the express prior written consent of Depositor.

11. LIMITATION OF LIABILITY OF SOURCEFILE.
SourceFile may act in reliance on any electronic mail or written notice, instruction or request furnished to SourceFile hereunder signed or presented by an officer or other person designated in writing by Depositor or Beneficiary, as applicable, to act on such party’s behalf and all such persons are conclusively deemed to have such authority. No action or claim against SourceFile arising under this Agreement may be instituted more than one (1) year after the event giving rise to such action or claim. SourceFile shall not be liable for any special, incidental, or consequential damages (including lost profits) arising out of this Agreement even if SourceFile has been apprised of the possibility of such damages.

12. INDEMNIFICATION OF SOURCEFILE.
Except as to obligations set forth in Paragraph 10 (Restriction on Access to Source Material; Copies), Depositor and Beneficiary shall jointly and severally indemnify, defend and hold harmless SourceFile and its agents and employees (collectively “SourceFile”) from any and all claims, demands, liability, costs and expenses, including attorney’s fees, incurred by SourceFile directly or indirectly arising from or relating to the Source Material and/or SourceFile’s performance of its duties under this Agreement; provided, however that this indemnity shall not extend to SourceFile’s gross negligence, willful or reckless misconduct.

13. NOTICES.
Except as otherwise provided herein for notice of Updates posted to a page at SourceFile’s web site pursuant to Paragraph 3.2, all notices, requests, demands, or other communications under this Agreement shall be in writing. Notice shall be sufficiently given for all purposes as follows:

13.1 Personal Delivery. When personally delivered to the recipient. Notice is effective on delivery.

13.2 Electronic mail. When sent via electronic mail. Notice is effective on receipt.

13.3 First-class mail. When mailed first-class to the last address of the recipient known to the party giving notice. Notice is effective three (3) mail days after deposit in a United States Postal Service office or mailbox.

13.4 Certified Mail. When mailed certified mail, return receipt requested. Notice is effective on receipt, if delivery is confirmed by a return receipt.

13.5 Overnight Delivery. When delivered by private overnight delivery service such as Federal Express, Airborne, United Postal Service, or DHL Worldwide Express, charges pre-paid or charged to the sender’s account. Notice is effective on delivery, if delivery is confirmed by the delivery service.

13.6 Facsimile Transmission. When sent by facsimile to the last facsimile number of the recipient known to the party giving notice. Notice is effective on receipt, provided that (a) a duplicate copy of the notice is promptly given by first-class or certified mail, or (b) the receiving party delivers a written confirmation of receipt. Any notice given by facsimile shall be deemed received on the next business day if it is received after 5:00 p.m. (recipient’s time) or on a non-business day.

TO DEPOSITOR:
Chordiant Software, Inc.
20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014
Phone: (408) 517-6100
Facsimile: (408) 517-0270
E-Mail: david.brown@chordiant.com
Purchase Order# (if applicable): ______________________________

TO SOURCEFILE:
2201 Broadway, Suite 703
Oakland, California, California 94612
Attn: Escrow Administration
Phone: 510.419.3888
Facsimile: 510.419.3875
E-Mail: escrow@sourcefile.com

TO BENEFICIARY: As set forth in Exhibit “B”.

13.7 Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service.

13.8 Any party may change its address or facsimile number by giving the other party notice of the change in any manner permitted by this Agreement.

14. MISCELLANEOUS PROVISIONS.

14.1 Entire Agreement; Acknowledgement. This Agreement and all agreements, exhibits, and schedules referred to in this Agreement constitute the final statement of the terms of the Agreement between the parties and supersede all prior and contemporaneous understandings or agreements of the parties.

14.2 Modification of Agreement. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.
14.3 Ambiguities. Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.

14.4 Waiver. No waiver of a breach, failure of a condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the waiving party.

14.5 Headings. The headings in this Agreement are included for convenience only and shall neither effect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the parties to this Agreement.

14.6 Promotion. The parties agree that from time to time during the term of this Agreement, SourceFile shall be entitled to include Depositor and/or Beneficiary, as the case may be in lists of its customers that SourceFile uses in its promotional material. SourceFile may not use Depositor’s or Beneficiary’s name for any other publicity or promotional purposes without the prior written consent of such party.

14.7 Attorney’s Fees. In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded reasonable attorneys’ fees, together with any costs and expenses, to resolve the dispute and to enforce the final judgment.

14.8 Choice of Law, Jurisdiction, Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws apply to contracts between California residents performed entirely within California. Any action or proceeding arising from or relating to this Agreement may be brought in a federal court in the Northern District of California or in state court in Santa Clara County, California, and each party irrevocably submits to the jurisdiction and venue of any such court in any such action or proceeding.

14.9 Severability. If a court of competent jurisdiction holds any provision of this Agreement to be illegible, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date below the signatures.

DEPOSITOR	SourceFile
SourceFile LLC, A California limited
Chordiant Software, Inc.                                                                                Liability Company

By: /s/ Cary G. Morgan                                                                      By:           /s/ Aaron Gardner
Name: Cary G. Morgan                                                                      Name:     Aaron Gardner
Title: Acting Chief Financial Officer                                                           Title:        Client Services Asst. Director
Date: March 6, 2001                                                                          Date:       March 13, 2001